                                                                     EXHIBIT 4.1

                        IMPERIAL CREDIT INDUSTRIES, INC.

                                      AND

                           THE SUBSIDIARY GUARANTORS
                                  NAMED HEREIN



                                  $200,000,000


                   9-7/8% SENIOR NOTES DUE JANUARY 15, 2007

                                 _____________


                                   INDENTURE

                          DATED AS OF JANUARY 23, 1997


                                 _____________


                      CHEMICAL TRUST COMPANY OF CALIFORNIA

                                    TRUSTEE

                               TABLE OF CONTENTS

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                                   ARTICLE 1
                         DEFINITIONS AND INCORPORATION
                                  BY REFERENCE
Section 1.01    Definitions..............................................    1
Section 1.02    Other Definitions........................................   20
Section 1.03    Incorporation by Reference of Trust Indenture Act........   20
Section 1.04    Rules of Construction....................................   21

                                   ARTICLE 2
                                   THE NOTES
Section 2.01    Form and Dating..........................................   21
Section 2.02    Execution and Authentication.............................   23
Section 2.03    Registrar and Paying Agent...............................   24
Section 2.04    Paying Agent to Hold Money in Trust......................   25
Section 2.05    Holder Lists.............................................   25
Section 2.06    Transfer and Exchange....................................   25
Section 2.07    Replacement Notes........................................   35
Section 2.08    Outstanding Notes........................................   35
Section 2.09    Treasury Notes...........................................   36
Section 2.10    Temporary Notes..........................................   36
Section 2.11    Cancellation.............................................   36
Section 2.12    Defaulted Interest.......................................   37

                                   ARTICLE 3
                                   REDEMPTION
Section 3.01    Notices to Trustee.......................................   37
Section 3.02    Selection of Notes to Be Redeemed........................   37
Section 3.03    Notice of Redemption.....................................   38
Section 3.04    Effect of Notice of Redemption...........................   39
Section 3.05    Deposit of Redemption Price..............................   39
Section 3.06    Notes Redeemed in Part...................................   39
Section 3.07    Optional Redemption......................................   39
Section 3.08    Mandatory Redemption.....................................   40

                                   ARTICLE 4
                                   COVENANTS
Section 4.01    Payment of Notes.........................................   40
Section 4.02    Maintenance of Office or Agency..........................   41
Section 4.03    Compliance Certificate...................................   41
Section 4.04    Taxes....................................................   42
Section 4.05    Stay, Extension and Usury Laws...........................   42
Section 4.06    Change of Control........................................   43
Section 4.07    Asset Sales..............................................   44
Section 4.08    Restricted Payments......................................   45
Section 4.09    Incurrence of Indebtedness and Issuance of Preferred
                Stock....................................................   48
Section 4.10    Liens....................................................   50
Section 4.11    Dividend and Other Payment Restrictions Affecting
                Subsidiaries.............................................   50
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                                       i
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Section 4.12    Transactions with Affiliates.............................   51
Section 4.13    Business Activities......................................   52
Section 4.14    Reports..................................................   52
Section 4.15    Additional Subsidiary Guarantees.........................   53

                                   ARTICLE 5
                                   SUCCESSORS
Section 5.01    Limitations on Merger, Consolidation or Sale of
                Substantially All Assets.................................   53
Section 5.02    Successor Corporation Substituted........................   54

                                   ARTICLE 6
                             DEFAULTS AND REMEDIES
Section 6.01    Events of Default........................................   54
Section 6.02    Acceleration.............................................   55
Section 6.03    Other Remedies...........................................   56
Section 6.04    Waiver of Past Defaults..................................   56
Section 6.05    Control by Majority......................................   57
Section 6.06    Limitation on Suits......................................   57
Section 6.07    Rights of Holders to Receive Payment.....................   58
Section 6.08    Collection Suit by Trustee...............................   58
Section 6.09    Trustee May File Proofs of Claim.........................   58
Section 6.10    Priorities...............................................   59
Section 6.11    Undertaking for Costs....................................   59

                                   ARTICLE 7
                                    TRUSTEE
Section 7.01    Duties of Trustee........................................   60
Section 7.02    Rights of Trustee........................................   61
Section 7.03    Individual Rights of Trustee.............................   62
Section 7.04    Trustee's Disclaimer.....................................   62
Section 7.05    Notice of Defaults.......................................   62
Section 7.06    Reports by Trustee to Holders............................   63
Section 7.07    Compensation and Indemnity...............................   63
Section 7.08    Replacement of Trustee...................................   64
Section 7.09    Successor Trustee by Merger, etc.........................   65
Section 7.10    Eligibility; Disqualification............................   65
Section 7.11    Preferential Collection of Claims Against the Company....   65

                                   ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 8.01    Option to Effect Legal Defeasance or Covenant
                Defeasance...............................................   66
Section 8.02    Legal Defeasance and Discharge...........................   66
Section 8.03    Covenant Defeasance......................................   66
Section 8.04    Conditions to Legal or Covenant Defeasance...............   67
Section 8.05    Deposited Money and Government Securities to be Held in
                Trust; Other Miscellaneous Provisions....................   69
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                                      ii
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Section 8.06    Repayment to the Company.................................   70
Section 8.07    Reinstatement............................................   70

                                   ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.01    Without Consent of Holders...............................   71
Section 9.02    With Consent of Holders..................................   71
Section 9.03    Compliance with Trust Indenture Act......................   73
Section 9.04    Revocation and Effect of Consents........................   73
Section 9.05    Notation on or Exchange of Notes.........................   74
Section 9.06    Trustee to Sign Amendments, etc..........................   74

                                   ARTICLE 10
                             SUBSIDIARY GUARANTEES
Section 10.01   Subsidiary Guarantees....................................   74
Section 10.02   Execution and Delivery of Subsidiary Guarantees..........   76
Section 10.03   Subsidiary Guarantors May Consolidate, etc.,
                on Certain Terms.........................................   77
Section 10.04   Releases Following Sale of Assets........................   78
Section 10.05   Limitation of Subsidiary Guarantor's Liability...........   78
Section 10.06   Application of Certain Terms and Provisions to the
                Subsidiary Guarantors....................................   79

                                   ARTICLE 11
                                 MISCELLANEOUS
Section 11.01   Trust Indenture Act Controls.............................   80
Section 11.02   Notices..................................................   80
Section 11.03   Communication by Holders with Other Holders..............   81
Section 11.04   Certificate and Opinion as to Conditions Precedent.......   81
Section 11.05   Statements Required in Certificate or Opinion............   81
Section 11.06   Rules by Trustee and Agents..............................   82
Section 11.07   Legal Holidays...........................................   82
Section 11.08   No Recourse Against Others...............................   82
Section 11.09   Duplicate Originals......................................   83
Section 11.10   Governing Law............................................   83
Section 11.11   No Adverse Interpretation of Other Agreements............   83
Section 11.12   Successors...............................................   83
Section 11.13   Severability.............................................   83
Section 11.14   Counterpart Originals....................................   83
Section 11.15   Table of Contents, Headings, etc.........................   83
SIGNATURES...............................................................   85
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                                      iii

                                    EXHIBITS

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Exhibit A-1    Form of Note
Exhibit A-2    Form of Regulation S Temporary Note
Exhibit B-1    Form of Certificate for Exchange or Registration of
               Transfer of Rule 144A Global Note to Regulation S
               Global Note
Exhibit B-2    Form of Certificate for Exchange or Registration of
               Transfer From Regulation S Global Note to Rule 144A
               Global Note
Exhibit B-3    Form of Certificate for Exchange or Registration of
               Transfer of Certificated Notes
Exhibit B-4    Form of Certificate for Exchange or Registration of
               Transfer From Rule 144A Global Note or Regulation S
               Permanent Global Note to Certificated Note
Exhibit B-5    Form of Certificate for Exchange or Registration of
               Transfer From Certificated Note to Rule 144A Global
               Note or Regulation S Permanent Global Note

     INDENTURE dated as of January 23, 1997, between Imperial Credit Industries, Inc., a California corporation (the "Company"), the Initial Subsidiary Guarantors (as defined) and Chemical Trust Company of California, a California corporation, as trustee ("Trustee").

     Each party agrees as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 9-7/8% Series A Senior Notes due 2007 of the Company (the "Series A Notes") and the 9-7/8% Series B Senior Notes due 2007 (the "Series B Notes" and, together with the Series A Notes, the "Notes"):

                                   ARTICLE 1
                         DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01.  Definitions

     "Acquired Debt" means, with respect to any specified Person (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, control (including, with correlative meanings, the terms controlling, controlled by and under common control with), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control. Notwithstanding the foregoing, no Person (other than the Company or any Restricted Subsidiary of the Company) in whom a Special Purpose Subsidiary makes an Investment in connection with a Qualified Securitization Transaction shall be deemed to be an Affiliate of the Company or any of its Restricted Subsidiaries solely by reason of such Investment.

     "Agent" means any Registrar, Paying Agent or co-registrar.

     "Agent Members" means any member of, or participant in, the Depositary.

     "Applicable Procedures" means, with respect to any transfer or exchange of beneficial interests in a Global Note, the rules and procedures of the Depositary that are applicable to such transfer or exchange.

     "Asset Sale" means (a) any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (other than as permitted under Sections
5.01 or 10.03) (each referred to for the purposes of this definition as a "disposition"), of (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary, as the case may be), (ii) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary, (iii) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary, as the case may be, including any sale of the stock of a Restricted Subsidiary, or (iv) any Securitization Related Asset, or (b) any issuance of Capital Stock (other than non-convertible preferred stock that is not Disqualified Stock) by any of the Company's Restricted Subsidiaries, except any such issuance to the Company or any Wholly Owned Restricted Subsidiary that is a Subsidiary Guarantor. Notwithstanding the foregoing, an "Asset Sale" does not include (a) a disposition by a Subsidiary to the Company or a Wholly Owned Restricted Subsidiary or by the Company to a Wholly Owned Restricted Subsidiary, (b) a disposition that constitutes a Restricted Payment permitted by Section 4.08),
(c) sales of Receivables in Qualified Securitization Transactions for the fair market value thereof, including cash in an amount at least equal to 75% of the book value thereof as determined in accordance with GAAP, (d) transfers of Receivables by a Special Purpose Subsidiary to third parties in a Qualified Securitization Transaction and (e) any trade or exchange by the Company or any Restricted Subsidiary of any assets for similar assets of a Related Business owned or held by another Person; provided that (1) the fair market value of the assets traded or exchanged by the Company or such Restricted Subsidiary (including any cash or Cash Equivalents to be delivered by the Company or such Restricted Subsidiary) is reasonably equivalent to the fair market value of the asset or assets (together with any cash or Cash Equivalents) to be received by the Company or such Restricted Subsidiary and (2) such exchange is approved by a majority of the directors of the Company who are not employees of the Company or its Restricted Subsidiaries.

     "Authentication Order" means an Officers' Certificate ordering the Trustee to authenticate Notes.

     "Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board of Directors.

     "Board Resolution" means a resolution duly adopted by the Board of Directors of the Company.

     "Business Day" means any day other than a Legal Holiday.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capitalized Excess Servicing Fees Receivables" mean, with respect to the sale of Receivables in a Qualified Securitization Transaction, the present value of the excess of the weighted average coupon on the Receivables sold over the sum of (i) the coupon in the pass-through certificates, (ii) a base servicing fee paid to the loan or lease servicer and (iii) expected losses to be incurred on the portfolio of Receivables sold, considering prepayment assumptions.

     "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means: (i) United States dollars; (ii) Government Securities (except that for purpose of this definition, Government Securities must have a remaining Weighted Average Life to Maturity of not more than one year from the date of investment therein); (iii) commercial paper or other short-term corporate obligation that has received a rating of at least A-1 or AA from Standard & Poor's Corporation ("S&P"), P-1 or Aa2 from Moody's Investor Services, Inc. ("Moody's"), F-1 or AA from Fitch Investor Service, Inc. ("Fitch"), or D-1 or AA from Duff & Phelps Credit Rating Co., ("Duff"); (iv) time deposits, certificates of deposit, bank acceptances or bank notes issued by any bank having capital surplus and undivided profits aggregating at least $500,000,000 (or the foreign currency equivalent thereof) and at least a high A rating (or the equivalent) from any two of the following: S&P, Moody's, Thomson Bankwatch, Inc. or IBCA, Inc.; (v) money market preferred stocks which, at the date of acquisition and at all times thereafter, are accorded ratings of at least mid AA by any two of the following: S&P, Moody's, Fitch or Duff; (vi) tax-exempt obligations that are accorded ratings at the time of investment therein of at least mid AA (or equivalent short-term ratings) by any two of the following; S&P, Moody's, Fitch or Duff; (vii) master repurchase agreements with foreign or domestic banks having capital and surplus of not less than $500,000,000 (or the foreign equivalent thereof) or primary dealers so long as
(a) such bank or dealer has a rating of at least mid AA from any two of the following: S&P, Moody's, Fitch or Duff; (b) such agreements are collateralized with obligations of the United States government or its agencies at a ratio of 102%, or with other collateral rated at least mid AA from any two of the following: S&P, Moody's, Fitch or Duff, at a rate of 103% and, in either case marked to market weekly and (c) such securities shall be held by a third-party agent; (viii) guaranteed investment contracts and/or agreements of a bank, insurance company or other institution whose unsecured, uninsured and unguaranteed obligations (or claims-paying ability) are, at the time of investment therein, rated AAA by any two of the following: S&P, Moody's, Fitch or Duff; (ix) money market funds, the portfolio of which is limited to investments described in clauses (i) through (viii); (x) with respect to Non-Domestic Persons, instruments that are comparable to those described in clauses
(i), (ii), (iv) and (vii) in the country in which such Non-Domestic Person is organized or has its principal business operations; and (xii) up to $1,000,000 in the aggregate of other financial assets held by Restricted Subsidiaries. In no event shall any of the Cash Equivalents described in clauses (iii) through
(viii), (x) and (xi) above have a final maturity more than one year from the date of investment therein.

     "Certificated Notes" means Notes that are in the form of the Notes attached hereto as Exhibit A-1, that do not include the information called for by footnotes 1 and 2 thereof.

     "Change of Control" means the occurrence of one or more of the following events: (i) a person or entity or group (as that term is used in Section 13(d)(3) of the Exchange Act) of persons or entities shall have become the beneficial owner of a majority of the securities of the Company ordinarily having the right to vote in the election of directors; (ii) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any directors who are members of such Board of Directors of the Company on the date hereof and any new directors whose election by such Board of Directors of the Company or whose nomination for election by the shareholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; (iii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any person or entity or group (as so defined) of persons, or entities (other than to any Wholly Owned Restricted Subsidiary of the Company); (iv) the merger or consolidation of the Company with or into another corporation or the merger of another corporation into the Company with the effect that immediately after such transaction any person or entity or group (as so defined) of persons or entities shall have become the beneficial owner of securities of the surviving corporation of such merger or consolidation representing a majority of the combined voting power of the outstanding securities of the surviving corporation ordinarily having the right to vote in the election of directors; or (v) the adoption of a plan relating to the liquidation or dissolution of the Company.

     "Consolidated Leverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of all consolidated Indebtedness of the Company and its Restricted Subsidiaries, excluding Warehouse Indebtedness and Guarantees thereof permitted to be incurred pursuant to clause (iii) of Section
4.09 to (ii) the Consolidated Net Worth of the Company.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof that is a Subsidiary Guarantor, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its shareholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded, and (v) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Subsidiaries.

     "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common shareholders of such Person and its consolidated Restricted Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a consolidated Restricted Subsidiary of such Person, (y) all investments as of such date in unconsolidated Restricted Subsidiaries and in Persons that are not Restricted Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

     "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.02 or such other address as the Trustee may give notice to the Company.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such Depositary pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the Stated Maturity of the Notes.

     "Dollars" and "$" means lawful money of the United States of America.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Equity Offering" means an underwritten primary public offering of Equity Interests (other then Disqualified Stock) of the Company pursuant to an effective registration statement under the Securities Act.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Offer" means the offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange Series B Notes for Series A Notes.

     "Existing Indebtedness" means the Indebtedness of the Company and its Subsidiaries (other then Indebtedness under the Warehouse Facilities) in existence on the Issue Date, until such amounts are repaid.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

     "Global Notes" means, individually and collectively, the Regulation S Temporary Global Note, the Regulation S Permanent Global Note and the Rule 144A Global Note.

     "Government Securities" means direct obligations of the United States of America, or any agency or instrumentality thereof for the payment of which the full faith and credit of the United States of America is pledged.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates, in either case in the ordinary course of business and not for speculative or investment purposes.

     "Holder" means a Person in whose name a Note is registered.

     "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, (ii) all Capital Lease Obligations of such Person, (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and expense accruals arising in the ordinary course of business), (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit), (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock other than Permitted SPTL Preferred Stock (but excluding any accrued dividends), (vi) all Warehouse Indebtedness, (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guaranty, (viii) all obligations of the type referred to in clauses (i) through
(vii) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured and (ix) to the extent not otherwise included in this definition, Hedging Obligations of such Person. Except in the case of Warehouse Indebtedness (the amount of which shall be determined in accordance with the definition thereof) the amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. Notwithstanding the foregoing, the term "Indebtedness" does not include deposit liabilities of any Restricted Subsidiary, the deposits of which are insured by the Federal Deposit Insurance Corporation or any successor agency or Indebtedness of any Restricted Subsidiary to the Federal Home Loan Bank of San Francisco or any successor thereto incurred in the ordinary course of business and secured by qualifying mortgage loans or mortgage-backed securities.

     "Indenture" means this Indenture as amended or supplemented from time to time.

     "Initial Subsidiary Guarantors" means the initial Subsidiary Guarantors as of the date of this Indenture.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of common equity securities of the Company shall not be deemed to be an Investment. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value (as determined as set forth in the last paragraph under Section 4.08) of the Equity Interests of such Restricted Subsidiary not sold or disposed of; provided, however, that this requirement shall not apply if (i) the class of Equity Interests of the Restricted

Subsidiary owned by the Company is registered under Section 12 of the Exchange Act and is listed on a national securities exchange or quoted on a national quotations system and (ii) if the Company has entered into an agreement with the Restricted Subsidiary that provides the Company with the right to demand (subject to customary restrictions) registration of all of its Equity Interests under the Securities Act.

     "Issue Date" means the date on which the Series A Notes are originally issued.

     "Lien" means, with respect to any Person, any mortgage, pledge, security interest, encumbrance, lien or charge of any kind on the assets of such Person, including (i) any conditional sale or other title retention agreement or lease in the nature thereof, and (ii) any claim (whether direct or indirect through subordination or other structural encumbrance against any Securitization Related Asset sold or otherwise transferred by such Person to a buyer, unless such Person is not liable for any losses thereon).

     "Liquidated Damages" means all of the liquidated damages owing pursuant to
Section 5 of the Registration Rights Agreement.

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and after any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "Non-Recourse Debt" means Indebtedness: (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), or (b) is directly or indirectly liable (as a guarantor or otherwise); (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Notes being offered hereby) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

     "Note Custodian" means the Trustee, as custodian with respect to the Global Notes, or any successor entity thereto.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Officers" means the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of the Company.

     "Officers' Certificate" means a certificate signed by two Officers, one of whom must be the principal executive officer, principal financial officer or principal accounting officer of the Company.

     "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee. Except with respect to any opinion delivered pursuant to Article 8, the counsel may be an employee of the Company or the Trustee. The counsel may be counsel to the Company or the Trustee.

     "Permitted Investment" means an Investment by the Company or any Restricted
Subsidiary: (i) in a Subsidiary Guarantor or in SPTL or a Person that will, upon the making of such Investment, become a Subsidiary Guarantor; provided, however, that the primary business of such Subsidiary Guarantor is a Related Business; and provided further, that any Investment by the Company in SPTL must be in the form of Permitted SPTL Preferred Stock or in a security senior to such stock;
(ii) in another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Subsidiary Guarantor; provided, however, that such Person's primary business is a Related Business;

(iii) comprised of Cash Equivalents; (iv) comprised of Receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (v) comprised of payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) comprised of stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (vii) in any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Sale as permitted pursuant to Section 4.07;
(viii) comprised of Receivables of the Company or any of its Wholly Owned Restricted Subsidiaries; or (ix) comprised of Securitization Related Assets arising in a Qualified Securitization Transaction.

     "Permitted Liens" means, with respect to any Person: (a) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business; (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review; (c) Liens for property taxes not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings; (d) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness; (e) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (f) Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property of such Person (but excluding Capital Stock of another Person); provided, however, that the Lien may not extend to any other property owned by such Person or any of its Subsidiaries at the time the Lien is Incurred, and the Indebtedness secured by the Lien may not be Incurred more than 180 days after the latest of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien; (g) Liens on Receivables owned by the Company or a Restricted Subsidiary, as the case may be, to secure Indebtedness permitted under clause
(ii) of Section 4.09; (h) Liens on Securitization Related Assets (or on the Capital Stock of any Subsidiary of such Person substantially all the assets of which are Securitization Related Assets); provided, however, that, (x) any such Liens may only encumber Securitization Related Assets in an amount not to exceed 75% of the excess, if any, of (i) the total amount of Securitization Related Assets, determined on a consolidated basis in accordance with GAAP, as of the creation of such Lien over (ii) an amount equal to 150% of all unsecured Senior Indebtedness of the Company and its Restricted Subsidiaries as of the time of creation of such Lien, and (y) the balance of Securitization Related Assets, not permitted to be encumbered by the foregoing proviso (x) shall remain unencumbered by any Lien; (i) Liens on Receivables and other assets of a Special Purpose Subsidiary incurred in connection with a Qualified Securitization Transaction; (j) Liens existing on the Issue Date; (k) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Lien may not extend to any other property owned by such Person or any of its Subsidiaries; (l) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including, any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of such acquisition; provided further, however, that the Liens may not extend to any other property owned by such Person or any of its Subsidiaries; (m) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Restricted Subsidiary of such Person; (n) Liens (other than on any Securitization Related Assets) securing Hedging Obligations; (o) Liens on cash or other assets (other than Securitization Related Assets) securing Warehouse Indebtedness of the Company or its Restricted Subsidiaries; (p) Liens to secure any Permitted Refinancing Indebtedness as a whole, or in part, with any Indebtedness permitted under this Indenture to be Incurred and secured by any Lien referred to in the foregoing clauses (f), (j), (k) and (l); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements to or on such property) and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding, principal amount or, if greater, committed amount of the Indebtedness described under clauses (f), (j), (k) or
(l), as the case may be, at the time the original Lien became a Permitted Lien and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; (q) Liens securing deposit liabilities of any Restricted Subsidiary, the deposits of which are insured by the Federal Deposit Insurance Corporation or any successor agency or Indebtedness of any Restricted Subsidiary to the Federal Home Loan Bank of San Francisco or any successor thereto incurred in the ordinary course of business and secured by qualifying mortgage loans or mortgage-backed securities; and (r) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries. Notwithstanding the foregoing, "Permitted Liens" will not include any Lien described in clauses (f),
(j) or (k) above to the extent such Lien applies to any Additional Assets acquired directly or indirectly from Net Proceeds pursuant to Section 4.07.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (v) such Indebtedness may not include a Guaranty of Indebtedness of a Person that is not a Subsidiary of the Company.

     "Permitted SPTL Preferred Stock" means nonvoting (except as provided in the second proviso below), noncumulative, perpetual preferred stock of SPTL which would qualify as Tier 1 capital or the equivalent thereof on an unrestricted basis for purposes of the capital requirements contained in 12 C.F.R. Part 325, Subpart A, or any successor provision; provided that the total liquidation preference of such preferred stock outstanding at any time shall not exceed 20% of the Consolidated Net Worth of SPTL (after giving effect to the issuance of such preferred stock); and provided further, that the holders of such stock may be granted the right to elect directors constituting less than a majority of the board of directors of SPTL if dividends on such have not been paid for six dividend periods, whether consecutive or not, and until such time as SPTL has paid or declared and set apart for payment dividends for four consecutive dividend periods.

     "Permitted Warehouse Indebtedness" means Warehouse Indebtedness in connection with a Warehouse Facility; provided, however, that (i) the assets as to which such Warehouse Indebtedness relates are or, prior to any funding under the related Warehouse Facility with respect to such assets, were eligible to be recorded as held for sale on the consolidated balance sheet of the Company in accordance with GAAP, (ii) such Warehouse Indebtedness will be deemed to be Permitted Warehouse Indebtedness (a) in the case of a Purchase Facility, only to the extent the holder of such Warehouse Indebtedness has no contractual recourse to the Company and its Restricted Subsidiaries to satisfy claims in respect of such Permitted Warehouse Indebtedness in excess of the realizable value of the Receivables financed thereby, and (b) in the case of any other Warehouse Facility, only to the extent of the lesser of (A) the amount advanced by the lender with respect to the Receivables financed under such Warehouse Facility, and (B) the principal amount of such Receivables and (iii) any such Indebtedness has not been outstanding in excess of 364 days.

     "Person" means any individual, corporation, limited liability company, partnership, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture.

     "Purchase Facility" means any Warehouse Facility in the form of a purchase and sale facility pursuant to which the Company or a Restricted Subsidiary of the Company sells Receivables to a financial institution and retains a right of first refusal upon the subsequent resale of such Receivables by such financial institution.

     "Qualified Securitization Transaction" means any transaction or series of transactions pursuant to which (i) the Company or any of its Restricted Subsidiaries (other than a Special Purpose Subsidiary) sells, conveys or otherwise transfers to a Special Purpose Subsidiary or (ii) the Company, any of its Restricted Subsidiaries or a Special Purpose Subsidiary sells, conveys or otherwise transfers to a special purpose owner trust or other Person Receivables (together with any assets related to such Receivables, including, without limitation, all collateral securing such Receivables, all contracts and all guarantees or other obligations in respect of such Receivables, proceeds of such Receivables and other assets which are customarily transferred in connection with asset securitization transactions involving Receivables) of the Company or any of its Restricted Subsidiaries in transactions constituting "true sales" under the Bankruptcy Laws and as "sales" under GAAP, as evidenced by an Opinion of Counsel to such effect.

     "Receivables" means consumer, mortgage and commercial loans, equipment or other lease receivables and receivables purchased or originated by the Company or any Restricted Subsidiary in the ordinary course of business; provided, however, that for purposes of determining the amount of a Receivable at any time, such amount shall be determined in accordance with GAAP, consistently applied, as of the most recent practicable date.

     "Registration Rights Agreement" means the A/B Exchange Registration Rights Agreement, dated as of the date of this Indenture, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

     "Regulation S" means Regulation S promulgated under the Securities Act.

     "Regulation S Global Note" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

     "Regulation S Permanent Global Note" means a permanent global note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 to the form of the Note attached hereto as Exhibit A-1, and that is deposited with and registered in the name of the Depositary, representing the Notes sold in reliance on Regulation S.

     "Regulation S Temporary Global Note" means a single temporary global note in the form of the Note attached hereto as Exhibit A-2 that is deposited with and registered in the name of the Depositary, representing Notes sold in reliance on Regulation S.

     "Related Business" means any consumer or commercial finance business or any financial advisory or financial service business.

     "Residual Certificates" means, with respect to the sale of Receivables in a Qualified Securitization Transaction, any certificates representing Receivables not sold or transferred in such transaction or otherwise retained by or returned to the Person transferring such Receivables.

     "Responsible Officer" when used with respect to the Trustee, means any officer within the Corporate Trust Office (or any successor group of the Trustee) assigned by the Trustee to administer its corporate trust matters.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "Retained Interest" means, with respect to the sale of Receivables in a Qualified Securitization Transaction, the interest and rights retained by the Person in the

Receivables transferred or sold in a Qualified Securitization Transaction, including any rights to receive cash flow attributable to such Receivables.

     "Rule 144A" means Rule 144A promulgated under the Securities Act.

     "Rule 144A Global Note" means a permanent global note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 to the form of the Note attached hereto as Exhibit A-1, and that is deposited with and registered in the name of the Depositary, representing Notes sold in reliance on Rule 144A.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securitization Related Assets" means, with respect to a Qualified Securitization Transaction: (i) the Capitalized Excess Servicing Fees Receivable retained by the Person who transfers or sells Receivables in such a transaction;
(ii) the Retained Interest held by such Person in the Receivables sold or transferred in such transaction; and (iii) Residual Certificates retained by such Person in such transaction.

     "Senior Indebtedness" means all Indebtedness of the Company or the Subsidiary Guarantors that is not, by its terms, subordinated in right of payment to the Notes.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

     "Special Purpose Subsidiary" means a Wholly Owned Restricted Subsidiary of the Company (a) that is designated (as set forth below) as a "Special Purpose Subsidiary" by the Board of Directors of the Company, (b) that does not engage in, and whose charter prohibits it from engaging in, any activities other than Qualified Securitization Transactions, (c) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any other Restricted Subsidiary of the Company, (ii) is recourse to or obligates the Company or any other Restricted Subsidiary of the Company in any way other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Securitization Transaction or (iii) subjects any property or asset of the Company or any other Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Securitization Transaction, (d) with which neither the Company nor any other Restricted Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company and (e) with which neither the Company nor any other Restricted Subsidiary of the Company has any obligation to maintain or preserve such Restricted Subsidiary's financial condition or cause such Restricted Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

     "SPFC" means Southern Pacific Funding Corporation, a California corporation and a partially owned Subsidiary of the Company.

     "SPTL" means Southern Pacific Thrift & Loan Association, a California thrift and loan association and a Subsidiary of the Company.

     "Stated Maturity" means, with respect to any installment of principal or interest on any series of Indebtedness, the date on which such payment of principal or interest was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such principal or interest prior to the date originally scheduled for the payment thereof.

     "Strategic Investor Repurchase Transaction" means the repurchase, redemption or other retirement for value of any Equity Interests of any Restricted Subsidiary (a) from a strategic partner or investor owning such Equity Interests that, except for such Investment, would not be an Affiliate of the Company or its Restricted Subsidiaries and (b) in a transaction whose terms comply with the provisions of Section 4.12 hereof.

     "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof); provided that SPFC and ICIFC shall not be considered Subsidiaries of the Company unless the Company owns more than 50% of the total voting power of shares of Capital Stock on or after March 31, 1997.

     "Subsidiary Guarantors" means each of (i) the Restricted Subsidiaries of the Company other than SPTL and the Special Purpose Subsidiaries and (ii) any other Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

     "Transfer Restricted Securities" means securities that bear or are required to bear the legend set forth in Section 2.06 hereof.

     "Treasury Rate" means, on any date of determination, a per annum rate equal to the semiannual equivalent yield to maturity for United States Treasury securities maturing on the maturity date of the Notes, as determined by interpolation between the most recent weekly average yields to maturity for two series of United States Treasury securities, (i) one maturing as close as possible to, but earlier than, the maturity date of the Notes and (ii) the other maturing as close as possible to, but later than, the maturity date of the Notes, in each case as most recently published by the Board of Governors of the Federal Reserve System in its Statistical Release H.15(519), or any successor publication ("H.15(519)") (or, if a weekly average yield to maturity for United States Treasury securities maturing on the maturity date of the Notes is reported in the most recent H.15(519), as published in H.15(519)).

     "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

     "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (b) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (c) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (d) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the

Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 4.08. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09, the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.09, (ii) such Subsidiary becomes a Subsidiary Guarantor and (iii) no Default or Event of Default would be in existence following such designation.

     "Warehouse Facility" means any funding arrangement, including a Purchase Facility, with a financial institution or other lender or purchaser, to the extent (and only to the extent) funding thereunder is used exclusively to finance or refinance the purchase or origination of Receivables by the Company or a Restricted Subsidiary of the Company for the purpose of (i) pooling such Receivables prior to securitization or (ii) sale, in each case in the ordinary course of business.

     "Warehouse Indebtedness" means the greater of (x) the consideration received by the Company or its Restricted Subsidiaries under a Warehouse Facility and (y) in the case of a Purchase Facility, the book value of the Receivables financed under such Warehouse Facility until such time as such Receivables are (i) securitized, (ii) repurchased by the Company or its Restricted Subsidiaries or (iii) sold by the counterparty under the Warehouse Facility to a Person who is not an Affiliate of the Company.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

Section 1.02  Other Definitions

                                     Defined in
Term                                   Section
----                                 ----------

"Accredited Investor"...............      2.01
"Affiliate Transaction".............      4.12
"Asset Sale Offer"..................      4.07
"Asset Sale Offer Period"...........      4.07
"Asset Sale Offer Purchase Date"....      4.07
"Bankruptcy Law"....................      6.01
"Benefitted Party"..................     10.01
"Change of Control Offer"...........      4.06
"Change Of Control Offer Period"....      4.06
"Change of Control Payment".........      4.06
"Change of Control Purchase Date"...      4.06
"Custodian".........................      6.01
"DTC"...............................      2.03
"Event of Default"..................      6.01
"Legal Holiday".....................     11.07
"Paying Agent"......................      2.03
"QIB"...............................      2.01
"Registrar".........................      2.03
"Restricted Payments"...............      4.08
"Transfer Restricted Security"......      2.06

Section 1.03  Incorporation by Reference of Trust Indenture Act

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

           "indenture securities" means the Notes;

           "indenture security holder" means a Holder;

           "indenture to be qualified" means this Indenture;

           "indenture trustee" or" institutional trustee" means the Trustee;

           "obligor" on the Notes means the Company or any successor obligor upon the Notes.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04 Rules of Construction

     Unless the context otherwise requires:

           (1) a term has the meaning assigned to it;

           (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

           (3)  "or" is not exclusive;

           (4) words in the singular include the plural, and in the plural include the singular; and

          (5) provisions apply to successive events and transactions.

                                   ARTICLE 2
                                   THE NOTES

Section 2.01  Form and Dating

     The Notes and Subsidiary Guarantees and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A-1, which is part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued initially in denominations of $1,000 and integral multiples thereof.

     The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

     (a) Rule 144A Global Notes. Notes offered and sold within the United States to qualified institutional buyers as defined in Rule 144A ("QIBs") in reliance on Rule 144A shall be issued initially in the form of Rule 144A Global Notes, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Depositary at its New York office, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Rule 144A Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

     (b) Regulation S Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The "40-day restricted period" (as defined in Regulation
S) shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depositary certifying that it has received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a Rule 144A Global Note, all as contemplated by Section 2.06(a)(ii) hereof), and (ii) an Officers' Certificate from the Company. Following the termination of the 40-day restricted period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

     (c) Global Notes in General. Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.

Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section
2.06 hereof.

     Except as set forth in Section 2.06 hereof, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

     (d) Book-Entry Provisions. This Section 2.01(d) shall apply only to Rule 144A Global Notes and the Regulation S Permanent Global Notes deposited with or on behalf of the Depositary.

     The Company shall execute and the Trustee shall, in accordance with this
Section 2.01(d) and Section 2.02, authenticate and deliver the Global Notes that
(i) shall be registered in the name of the Depositary or the nominee of the Depositary and (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions or held by the Trustee as custodian for the Depositary.

     Agent Members shall have no rights either under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as custodian for the Depositary or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

     (e) Certificated Notes. Notes issued to accredited investors as defined in Rule 501(a)(1), (2), (3), (4) or (7) under the Securities Act ("Accredited Investors") who are not QIBs and other Notes not issued as interests in the Global Notes will be issued in certificated form substantially in the form of Exhibit A-1 attached hereto (but without including the text referred to in footnotes 1 and 2 thereto).

Section 2.02  Execution and Authentication

     Two Officers shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Notes and may be in facsimile form.

     If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

     A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

     The Trustee shall, upon delivery of an Authentication Order, authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

     Neither the Company nor the Trustee shall have any responsibility for any defect in the CUSIP number that appears on any Note, check, advice of payment or redemption notice, and any such document may contain a statement to the effect that CUSIP numbers have been assigned by an independent service for convenience of reference and that neither the Company nor the Trustee shall be liable for any inaccuracy in such numbers.

Section 2.03  Registrar and Paying Agent

     The Company shall maintain in the Borough of Manhattan, the City of New York, State of New York, and in such other locations as it shall determine, (i) an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and (ii) an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

     The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

     The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes. The Company initially appoints the Trustee to act as the Registrar and Paying Agent with respect to the Certificated Notes.

Section 2.04  Paying Agent to Hold Money in Trust

     The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, interest and Liquidated Damages, if any, on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05  Holder Lists

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA (S) 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes, and the Company shall otherwise comply with TIA (S) 312(a).

Section 2.06  Transfer and Exchange

     (a) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture and the procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in a Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note in accordance with the transfer restrictions set forth in the legend in subsection
(g) of this Section 2.06. Transfers of beneficial interests in the Global Notes to Persons required to take delivery thereof in the form of an interest in another Global Note shall be permitted as follows:

          (i) Rule 144A Global Note to Regulation S Global Note. If, at any time, an owner of a beneficial interest in a Rule 144A Global Note deposited with the Depositary (or the Trustee as custodian for the Depositary) wishes to transfer its interest in such Rule 144A Global Note to a Person who is required or permitted to take delivery thereof in the form of an interest in a Regulation S Global Note, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Regulation S Global Note as provided in this Section 2.06(a)(i). Upon receipt by the Trustee of (1) instructions given in accordance with the Applicable Procedures from an Agent Member directing the Trustee to credit or cause to be credited a beneficial interest in the Regulation S Global Note in an amount equal to the beneficial interest in the Rule 144A Global Note to be exchanged, (2) a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depositary to be credited with such increase and (3) a certificate in the form of Exhibit B-1 hereto given by the owner of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S, then the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at maturity of the applicable Rule 144A Global Note and to increase or cause to be increased the aggregate principal amount at maturity of the applicable Regulation S Global Note by the principal amount at maturity of the beneficial interest in the Rule 144A Global Note to be exchanged, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Note equal to the reduction in the aggregate principal amount at maturity of the Rule 144A Global Note, and to debit, or cause to be debited, from the account of the Person making such exchange or transfer the beneficial interest in the Rule 144A Global Note that is being exchanged or transferred.

          (ii) Regulation S Global Note to Rule 144A Global Note. If, at any time, an owner of a beneficial interest in a Regulation S Global Note deposited with the Depositary (or with the Trustee as custodian for the Depositary) wishes to transfer its interest in such Regulation S Global Note to a Person who is required or permitted to take delivery thereof in the form of an interest in a Rule 144A Global Note, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Rule 144A Global Note as provided in this Section 2.06(a)(ii).

     Upon receipt by the Trustee of (1) written instructions from the Depositary, directing the Trustee, as Registrar, to credit or cause to be credited a beneficial interest in the Rule 144A Global Note equal to the beneficial interest in the Regulation S Global Note to be exchanged, such instructions to contain information regarding the participant account with the Depositary to be credited with such increase, (2) a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depositary and (3) a certificate in the form of Exhibit B-2 attached hereto given by the owner of such beneficial interest stating (A) if the transfer is pursuant to Rule 144A, that the Person transferring such interest in a Regulation S Global Note reasonably believes that the Person acquiring such interest in a Rule 144A Global Note is a QIB and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and any applicable blue sky or securities laws of any state of the United States, (B) that the transfer complies with the requirements of Rule 144 under the Securities Act and any applicable blue sky or securities laws of any state of the United States or (C) if the transfer is pursuant to any other exemption from the registration requirements of the Securities Act, that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the requirements of the exemption claimed, such statement to be supported by an Opinion of Counsel from the transferee or the transferor in form reasonably acceptable to the Company and to the Registrar, then the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at maturity of such Regulation S Global Note and to increase or cause to be increased the aggregate principal amount at maturity of the applicable Rule 144A Global Note by the principal amount at maturity of the beneficial interest in the Regulation S Global Note to be exchanged, and the Trustee, as Registrar, shall instruct the Depositary, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the applicable Rule 144A Global Note equal to the reduction in the aggregate principal amount at maturity of such Regulation S Global Note and to debit or cause to be debited from the account of the Person making such transfer the beneficial interest in the Regulation S Global Note that is being transferred.

     (b) Transfer and Exchange of Certificated Notes. When Certificated Notes are presented by a Holder to the Registrar with a request:

          (x) to register the transfer of the Certificated Notes; or

          (y) to exchange such Certificated Notes for an equal principal amount of Certificated Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that the Certificated Notes presented or surrendered for register of transfer or exchange:

          (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing; and

          (ii) in the case of a Certificated Note that is a Transfer Restricted Security, such request shall be accompanied by the following additional information and documents, as applicable:

               (A) if such Transfer Restricted Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, or such Transfer Restricted Security is being transferred to the Company, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto);

               (B) if such Transfer Restricted Security is being transferred to a QIB in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto); or

               (C) if such Transfer Restricted Security is being transferred in reliance on any other exemption from the registration requirements of the Securities Act (including Rule 904 thereunder), a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto) and an Opinion of Counsel from such Holder or the transferee reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

     (c) Transfer of a Beneficial Interest in a Rule 144A Global Note or Regulation S Permanent Global Note for a Certificated Note

          (i) Any Person having a beneficial interest in a Rule 144A Global Note or Regulation S Permanent Global Note may upon request, subject to the Applicable Procedures, exchange such beneficial interest for a Certificated Note. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Rule 144A

     Global Note or Regulation S Permanent Global Note, and, in the case of a Transfer Restricted Security, the following additional information and documents (all of which may be submitted by facsimile):

               (A) if such beneficial interest is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification to that effect from such Person (in substantially the form of Exhibit B-4 hereto);

               (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B-4 hereto); or

               (C) if such beneficial interest is being transferred in reliance on any other exemption from the registration requirements of the Securities Act (including Rule 904 thereunder), a certification to that effect from the transferor (in substantially the form of Exhibit B-4 hereto) and an Opinion of Counsel from the transferee or the transferor reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act, in which case the Trustee or the Note Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, cause the aggregate principal amount of Rule 144A Global Notes or Regulation S Permanent Global Notes, as applicable, to be reduced accordingly and, following such reduction, the Company shall execute and the Trustee shall authenticate and deliver to the transferee a Certificated Note in the appropriate principal amount.

          (ii) Certificated Notes issued in exchange for a beneficial interest in a Rule 144A Global Note or Regulation S Permanent Global Note, as applicable, pursuant to this Section 2.06(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Certificated Notes to the Persons in whose names such Notes are so registered. Following any such issuance of Certificated Notes, the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at maturity of the applicable Global Note to reflect the transfer.

     (d) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.06), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, or by a nominee of the Depositary to the Depositary or another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

     (e) Transfer and Exchange of a Certificated Note for a Beneficial Interest in a Global Note. Holders of Certificated Notes may offer, resell, pledge or otherwise transfer such Notes only pursuant to an effective registration statement under the Securities Act, inside the United States to a QIB in a transaction meeting the requirements of Rule 144A, in a transaction meeting the requirements of Rule 144 under the Securities Act, outside the United States in a transaction meeting the requirements of Rule 904 under the Securities Act or to the Company, in each case in compliance with any applicable securities laws of any State of the United States or any other applicable jurisdiction.

     When Certificated Notes are presented by a Holder to the Registrar with a request (x) to register the transfer of the Certificated Notes or (y) to exchange such Certificated Notes for an equal principal amount of Certificated Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Certificated Notes presented or surrendered for register of transfer or exchange:

     (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing, which instructions, if applicable, shall direct the Trustee (A) to cancel any Certificated Note being exchanged for another Certificated Note or a beneficial interest in a Global Note in accordance with Section 2.11 hereof, and (B) to make, or to direct the Registrar to make, an endorsement on the appropriate Global Note to reflect an increase in the aggregate principal amount of the Notes represented by such Global Note; and

     (ii) such request shall be accompanied by the following additional information and documents, as applicable:

          (A) if such Certificated Note is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect from such Holder (in substantially the form of Exhibit B-5 hereto); or

          (B) if such Certificated Note is being transferred to a QIB in accordance with Rule 144A, pursuant to Rule 144 under the Securities Act or pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B-5 hereto).

     (f) Authentication of Certificated Notes in Absence of Depositary. If at any time:

          (i) the Depositary for the Notes notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Notes and a successor Depositary for the Global Notes is not appointed by the Company within 90 days after delivery of such notice; or

          (ii) the Company delivers to the Trustee an Officers' Certificate or an order signed by two Officers of the Company notifying the Trustee that it elects to cause the issuance of Certificated Notes under this Indenture, then the Company shall execute, and the Trustee shall, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, authenticate and deliver, Certificated Notes in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

     (g) Legends

          (i) Except as permitted by the following paragraphs (ii), (iii) and
     (iv), each Note certificate evidencing Global Notes and Certificated Notes (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form (each a "Transfer Restricted Security"):

     "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER

     OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT
     (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY
     (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

          (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

               (A) in the case of any Transfer Restricted Security that is a Certificated Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Certificated Note that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Security upon receipt of a certification from the transferring Holder substantially in the form of Exhibit B-3 hereto; and

               (B) in the case of any Transfer Restricted Security represented by a Global Note, such Transfer Restricted Security shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of Section 2.06(a) and (b) hereof; provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Note for a Certificated Note that does not bear the legend set forth in (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit B-4 hereto).

          (iii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Note) in reliance on any exemption from the registration requirements of the Securities Act (other than exemptions pursuant to Rule 144A or Rule 144 under the Securities Act) in which the Holder or the transferee provides an Opinion of Counsel to the Company and the Registrar in form and substance reasonably acceptable to the Company and the Registrar (which Opinion of Counsel shall also state that the transfer restrictions contained in the legend are no longer applicable):

               (A) in the case of any Transfer Restricted Security that is a Certificated Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Certificated Note that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Security; and

               (B) in the case of any Transfer Restricted Security represented by a Global Note, such Transfer Restricted Security shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of Section 2.06(a) and (b) hereof.

          (iv) Notwithstanding the foregoing, upon consummation of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with
     Section 2.02 hereof, the Trustee shall authenticate Series B Notes in exchange for Series A Notes accepted for exchange in the Exchange Offer, which Series B Notes shall not bear the legend set forth in (i) above, and the Registrar shall rescind any restriction on the transfer of such Series B Notes, in each case unless the Holder of such Series A Notes is either
     (A) a broker-dealer, (B) a Person participating in the distribution of the Series A Notes or (C) a Person who is an affiliate (as defined in Rule
     144A) of the Company.

     (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in Global Notes have been exchanged for Certificated Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for an interest in another Global Note or for Certificated Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.

     (i)  General Provisions Relating to Transfers and Exchanges

          (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Certificated Notes and Global Notes at the Registrar's request.

          (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.07, 4.06, 4.07 and 9.05 hereof).

          (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          (iv) All Certificated Notes and Global Notes issued upon any registration of transfer or exchange of Certificated Notes or Global Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Certificated Notes or Global Notes surrendered upon such registration of transfer or exchange.

          (v) The Company shall not be required:

               (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection; or

               (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

               (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

          (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest and Liquidated Damages, if any, on such Notes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

          (vii) The Trustee shall authenticate Certificated Notes and Global Notes in accordance with the provisions of Section 2.02 hereof.

     The Registrar may rely on information set forth in a certificate substantially in the form of Exhibit B-1, B-2, B-3, B-4 or B-5 hereto, and other certificates and opinions received pursuant to this Section 2.06 and, in the absence of receipt of such a certificate or opinion, shall not be deemed to have knowledge of a transfer of an interest in a Global Security absent actual knowledge of such transfer.

Section 2.07  Replacement Notes

     If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

     Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08  Outstanding Notes

     The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in

Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

     If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

     If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

     If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay the principal amount of any Notes due and payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09  Treasury Notes

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.10  Temporary Notes

     Until Certificated Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Company signed by two Officers of the Company. Temporary Notes shall be substantially in the form of Certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Certificated Notes in exchange for temporary Notes.

     Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11  Cancellation

     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12  Defaulted Interest

     If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                   ARTICLE 3
                                   REDEMPTION

Section 3.01  Notices to Trustee

     If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date (unless a shorter notice shall be satisfactory to the Trustee), an Officers' Certificate setting forth the Section of this Indenture pursuant to which the redemption shall occur, the redemption date, the principal amount of Notes to be redeemed and the redemption price.

Section 3.02  Selection of Notes to Be Redeemed

     If less than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate. In the event of partial redemption by lot, the Trustee shall make the selection not less than 30 nor more than 60 days prior to the redemption date from the outstanding Notes not previously called for redemption.

     The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the portion of the principal amount thereof to be redeemed. Notes and portions of them selected to be redeemed shall be in principal amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03  Notice of Redemption

     At least 30 days but not more than 60 days before a redemption date, the Company shall mail, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

     The notice shall identify the Notes to be redeemed and shall state:

          (1) the redemption date;

          (2) the redemption price;

          (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

          (4) the name and address of the Paying Agent;

          (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (6) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

          (7) the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed; and

          (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

     At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense.

Section 3.04  Effect of Notice of Redemption

     Once notice of redemption is mailed, Notes called for redemption become irrevocably due and payable on the redemption date at the price set forth in the Note.

Section 3.05  Deposit of Redemption Price

     On or before the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest and Liquidated Damages, if any, on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest and Liquidated Damages, if any, on all Notes to be redeemed.

     Interest on the Notes to be redeemed will cease to accrue on the applicable redemption date, whether or not such Notes are presented for payment, if the Company makes the redemption payment. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest will be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof. Section 8.06 shall apply to any Notes not redeemed within 2 years from the redemption date.

Section 3.06  Notes Redeemed in Part

     Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07  Optional Redemption

     The Notes are not redeemable at the Company's option prior to January 15, 2002. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on January 15 of the years indicated below:

Year                     Percentage
----                     -----------
2002..................      104.938%
2003..................      103.292%
2004..................      101.645%
2005 and thereafter...      100.000%

     Notwithstanding the foregoing, during the first three years after the Issue Date, the Company may redeem up to an aggregate of 35% of the aggregate principal amount of Notes originally issued in the Offering at a redemption price of 109.875% of the principal amount thereof, in each case plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, with the net proceeds of an Equity Offering; provided however, that at least 65% of the aggregate principal amount of Notes initially issued remains outstanding immediately after the occurrence of such redemption.

     Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08  Mandatory Redemption

     Subject to the Company's obligation to make an offer to repurchase Notes under certain circumstances pursuant to Sections 4.06 and 4.07 hereof, the Company shall have no mandatory redemption or sinking fund obligations with respect to the Notes.

                                   ARTICLE 4
                                   COVENANTS

Section 4.01  Payment of Notes

     The Company shall pay or cause to be paid the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest and Liquidated Damages, if any, shall be considered paid on the date due if the Paying Agent (other than the Company or a Subsidiary), holds at least one Business Day before that date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest and Liquidated Damages, if any, then due. Such Paying Agent shall return to the Company, no later than five Business Days following the due date for payment, any money (including accrued interest, if any) that exceeds such amount of principal, premium, if any, and interest and Liquidated Damages, if any, required for payment on the Notes.

     The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02  Maintenance of Office or Agency

     The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

Section 4.03  Compliance Certificate

     (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled in all respects its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his knowledge each has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in any respect in default in the performance or observance of any of the terms, provisions and conditions hereof or thereof (or, if such Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge and what action each is taking or proposes to take with respect thereto).

     (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation reasonably satisfactory to the Trustee) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that either the Company or any of its Subsidiaries has violated any provisions of Article 4 or Article 5 of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any person for any failure to obtain knowledge of any such violation.

     (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon becoming aware of (i) any Default or Event of Default or (ii) any event of default under any other mortgage, indenture or instrument as that term is used in Section 6.01(v) which permits an acceleration that could become an Event of Default, an Officers' Certificate specifying such Default, Event of Default or event of default and what action the Company is taking or proposes to take with respect thereto.

Section 4.04  Taxes

     The Company shall, and shall cause each of its Subsidiaries to, pay prior to delinquency all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings.

Section 4.05  Stay, Extension and Usury Laws

     The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.06  Change of Control

     Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the "Change of Control Payment").

     Within 10 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes pursuant to the procedures required by this Indenture and described in such notice. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

     The Change of Control Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Change of Control Offer Period"). No later than five Business Days after the termination of the Change of Control Offer Period (the "Change of Control Purchase Date"), the Company shall purchase all Notes tendered in response to the Change of Control Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

     If the Change of Control Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Change of Control Offer.

     On the Change of Control Payment Date, the Company shall, to the extent lawful, (a) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (b) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (c) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

Section 4.07  Asset Sales

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale in excess of $1,000,000 unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors, except for sales of Securitization Related Assets, which require no such resolution) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet, excluding contingent liabilities and trade payables), of the Company or any such Restricted Subsidiary that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are promptly, but in no event more than 30 days after receipt, converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

     Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company or the Restricted Subsidiary may apply such Net Proceeds, (a) to permanently reduce Senior Indebtedness (other than the Notes or the Subsidiary Guarantees) of the Company or of the Subsidiary Guarantors, or (b) to an Investment (excluding Guarantees of Indebtedness or other obligations), the making of a capital expenditure or the acquisition of other tangible assets, in each case in or with respect to a Related Business. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph shall be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5,000,000, the Company shall be required to make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in this Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

     An Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Asset Sale Offer Period"). No later than five Business Days after the termination of the Asset Sale Offer Period (the "Asset Sale Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to this covenant (the "Asset Sale Offer Amount") or, if less than the Asset Sale Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

     If the Asset Sale Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

     On or before the Asset Sale Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Sale Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Asset Sale Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this covenant. The Company, the Depository or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Asset Sale Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Asset Sale Purchase Date.

Section 4.08  Restricted Payments

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's or any of its Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Restricted Subsidiary that is a Subsidiary Guarantor or to SPTL); (ii) purchase, redeem or otherwise acquire or retire for value (including without limitation in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company or other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company that is a Subsidiary Guarantor or by SPTL); (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes (other than Notes), except a payment of interest or principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

     (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

     (b) at the time of and immediately after giving effect to such Restricted Payment, the Company would be able to incur at least $1.00 of additional Indebtedness pursuant to the test in the first sentence of Section 4.09; and

     (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (x) and (y) of the next succeeding paragraph), is less than the sum of (i) 25% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since the Issue Date of Equity Interests (other than Disqualified Stock) of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), (iii) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment, (iv) 25% of any dividends received by the Company or a Wholly Owned Restricted Subsidiary that is a Subsidiary Guarantor or by SPTL after the Issue Date from an Unrestricted Subsidiary of the Company, plus (v) $15,000,000.

     The foregoing provisions shall not prohibit: (v) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (w) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company or any Restricted Subsidiary in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; (x) the defeasance, redemption or repurchase of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph;
(y) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Subsidiary of the Company held by any member of the Company's (or any of its Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement or other management agreement or plan; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $500,000 in any twelve-month period plus the aggregate cash proceeds received by the Company during such twelve-month period from any reissuance of Equity Interests by the Company to members of management of the Company and its Subsidiaries; and (z) the repurchase, redemption or other retirement for value of any Equity Interests of any Restricted Subsidiary in a Strategic Investor Repurchase Transaction; and no Default or Event of Default shall have occurred and be continuing immediately after such transaction.

     The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated shall be deemed to be Restricted Payments at the time of such designation and shall reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments shall be deemed to constitute Investments in an amount equal to the greatest of (x) the net book value of such Investments at the time of such designation, (y) the fair market value of such Investments at the time of such designation and (z) the original fair market value of such Investments at the time they were made. Such designation shall only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

     The amount of all Restricted Payments (other than cash) shall be the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by
Section 4.08 were computed, which calculations may be based upon the Company's latest available financial statements.

Section 4.09  Incurrence of Indebtedness and Issuance of Preferred Stock

     The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guaranty or otherwise become directly or indirectly liable with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and the Company shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company or any Subsidiary Guarantor may incur Indebtedness (including Acquired Debt) or any Subsidiary Guarantor may issue preferred stock or SPTL may incur Permitted SPTL Preferred Stock if, on the date of such incurrence and after giving effect thereto, the Company's Consolidated Leverage Ratio does not exceed 2.0 to 1.0.

     The foregoing provisions shall not apply to:

     (i) Indebtedness of the Company existing on the Issue Date;

     (ii) the incurrence by the Company of Indebtedness represented by the Notes or by the Subsidiary Guarantors of Indebtedness represented by the Subsidiary Guarantees;

     (iii) the incurrence of Permitted Warehouse Indebtedness by the Company or any of its Restricted Subsidiaries, and any Guarantee by the Company of such Indebtedness incurred by a Restricted Subsidiary, provided, however, that to the extent any such Indebtedness of the Company or a Subsidiary Guarantor ceases to constitute Permitted Warehouse Indebtedness, such Indebtedness shall be deemed to be incurred at such time by the Company or such Subsidiary Guarantor, as the case may be;

     (iv) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by this Indenture to be incurred or that was outstanding at the Issue Date;

     (v) the incurrence by the Company or a Restricted Subsidiary of Hedging Obligations directly related to (A) Indebtedness of the Company or a Restricted Subsidiary incurred in conformity with the provisions of this Indenture, (B) Receivables held by the Company or its Restricted Subsidiaries pending sale in a Qualified Securitization Transaction, (C) Receivables of the Company or its Restricted Subsidiaries that have been sold pursuant to a Warehouse Facility,
(D) Receivables that the Company or the Restricted Subsidiary reasonably expects to purchase or commit to purchase, finance or accept as collateral, or (E) Securitization Related Assets and other assets owned or financed by the Company or its Restricted Subsidiaries in the ordinary course of business; provided, however, that, in the case of each of the foregoing clauses (A) through (E), such Hedging Obligations are eligible to receive hedge accounting treatment in accordance with GAAP as applied by the Company and its Restricted Subsidiaries on the Issue Date; and

     (vi) Indebtedness of the Subsidiary Guarantors or of SPTL to the Company or Permitted SPTL Preferred Stock issued to the Company to the extent that such Indebtedness or such Permitted SPTL Preferred Stock constitutes a Permitted Investment of the Company of the type permitted under the definition of Permitted Investments;

     (vii) the incurrence by the Company or any of its Restricted Subsidiaries other than a Special Purpose Subsidiary of intercompany Indebtedness owing to the Company or any of its Restricted Subsidiaries other than a Special Purpose Subsidiary; provided, however, that (i) any subsequent issuance or transfer of any Capital Stock which results in any such Indebtedness being held by a Person other than a Restricted Subsidiary and (ii) any sale or transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary (other than a Special Purpose Subsidiary) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;

     (viii) the incurrence by a Special Purpose Subsidiary of Non-Recourse Debt in a Qualified Securitization Transaction and the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of the Special Purpose Subsidiary or other Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company; and

     (ix) the incurrence by the Company and its Restricted Subsidiaries of Indebtedness in an aggregate principal amount which, together with the principal amount of all Indebtedness of the Company and its Restricted Subsidiaries outstanding on the date of Incurrence (other than Indebtedness permitted by clauses (ii) through (vii) above, or the first paragraph of this covenant), does not exceed $10,000,000.

Section 4.10  Liens

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur or otherwise cause or suffer to exist or become effective any Lien for the benefit of any Indebtedness ranking pari passu with or junior to the Notes, other than Permitted Liens, upon any property or assets of the Company or any Restricted Subsidiary of the Company or any shares of stock or debt of any Restricted Subsidiary of the Company which owns property or assets, now owned or hereafter acquired, unless (i) if such lien secures Indebtedness which is pari passu with the Notes, then the Notes are secured on an equal and ratable basis or (ii) if such lien secures Indebtedness which is junior to the Notes, any such lien shall be junior to a lien granted to the holders of the Notes. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

Section 4.11  Dividend and Other Payment Restrictions Affecting Subsidiaries

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or
(2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the Issue Date, (b) the Warehouse Facilities as in effect as of the Issue Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, additions, replacements or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, additions, replacements or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Warehouse Facilities as in effect on the Issue Date,
(c) Indebtedness or other contractual requirements of a Special Purpose Subsidiary in connection with a Qualified Securitization Transaction; provided that such restrictions apply only to such Special Purpose Subsidiary, (d) this Indenture and the Notes, (e) applicable law, (f) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred, (g) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (h) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, or (i) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

Section 4.12  Transactions with Affiliates

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2,000,000, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10,000,000, in addition to such Officers' Certificate, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an investment banking firm of national standing which is not an Affiliate of the Company; provided, however, that such fairness opinion shall not be required with respect to a Qualified Securitization Transaction or other transaction that is made in the ordinary course of business of the Company or such Restricted Subsidiary, as the case may be, and is consistent with the past business practice of the Company or such Restricted Subsidiary. Notwithstanding the foregoing, the following shall not be deemed Affiliate Transactions: (i) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary, (ii) any issuance of securities, or other payments, compensation, benefits, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary, (iii) the grant of stock options or similar rights to employees and directors of the Company pursuant to plans approved by the Board of Directors in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary,
(iv) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or its Restricted Subsidiaries, but in any event not to exceed $500,000 in aggregate principal amount outstanding at any one time, (v) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries, (vi) transactions between or among the Company and/or its Restricted Subsidiaries, (vii) Restricted Payments and Permitted Investments (other than Strategic Investor Repurchase Transactions) that are permitted by Section 4.08, and (viii) transactions between a Special Purpose Subsidiary and any Person in which the Special Purpose Subsidiary has an Investment.

Section 4.13  Business Activities

     The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any line of business that is not a Related Business (except as a result of Investments in other businesses made or acquired in connection with the activities or conduct of the Related Businesses in the ordinary course of business by the Company and its Restricted Subsidiaries, including Investments obtained as a result of the foreclosure of Liens securing amounts lent by the Company or any of its Restricted Subsidiaries).

Section 4.14  Reports

     Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K even if the Company were not required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K even if the Company were not required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability (unless the SEC shall not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company and the Subsidiary Guarantors have agreed that, for so long as any Notes remain outstanding, they shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.15  Additional Subsidiary Guarantees

     The Company shall not, and shall not permit any of the Subsidiary Guarantors to, make any Investment in any Subsidiary that is not a Subsidiary Guarantor unless either (i) such Investment is permitted by the Section 4.08, or
(ii) such Subsidiary executes a Subsidiary Guarantee and delivers an opinion of counsel in accordance with the provisions of this Indenture.

                                   ARTICLE 5
                                   SUCCESSORS

Section 5.01 Limitations on Merger, Consolidation or Sale of Substantially All Assets

     The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless: (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental Indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the test described in the first sentence of Section 4.09.

     The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture if applicable comply with this Indenture. The Trustee shall be entitled to conclusively rely upon such Officers' Certificate and Opinion of Counsel.

Section 5.02  Successor Corporation Substituted

     Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the Company shall not be released or discharged from the obligation to pay the principal of or interest on the Notes.

                                   ARTICLE 6
                             DEFAULTS AND REMEDIES

Section 6.01  Events of Default

     An "Event of Default" occurs if: (i) default for 30 days in the payment when due of interest on any Note; (ii) default in payment when due of the principal of or premium, if any, on any Note; (iii) failure by the Company for 30 days to comply with any of Sections 4.06, 4.07, 4.08 or 4.09 of this Indenture; (iv) failure by the Company for 60 days after notice to comply with any of its other agreements in this Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of any grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5,000,000 or more; (vi) failure by the Company or any of its Significant Subsidiaries to pay final judgments aggregating in excess of $5,000,000, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) except as permitted by the Indenture or if, at the time thereof, any Subsidiary Guarantee of a Subsidiary Guarantor that is a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Subsidiary Guarantor, or any Person acting on behalf of any such Subsidiary Guarantor, shall deny or disaffirm, in writing, its obligation under its Subsidiary Guarantee; (viii) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law
(a) commences a voluntary case, (b) consents to the entry of an order for relief against it in an involuntary case, (c) consents to the appointment of a Custodian of it or for all or substantially all of its property, (d) makes a general assignment for the benefit of its creditors, (e) generally is unable to pay its debts as the same become due; or (ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (a) is for relief against the Company or any of its Significant Subsidiaries in an involuntary case, (b) appoints a Custodian of the Company or any of its Significant Subsidiaries or for all or substantially all of their property, (c) orders the liquidation of the Company or any of its Significant Subsidiaries, and the order or decree remains unstayed and in effect for 60 days.

     The term "Bankruptcy Law" means title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

Section 6.02  Acceleration

     If an Event of Default (other than an Event of Default specified in clauses
(viii) and (ix) of Section 6.01, with respect to the Company or any Restricted Subsidiary) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes by written notice to the Company and the Trustee may declare the unpaid principal of and any accrued interest on all the Notes to be due and payable immediately. Upon such declaration the principal and interest shall be due and payable immediately. If an Event of Default specified in clause (viii) or (ix) of
Section 6.01 occurs with respect to the Company or any Restricted Subsidiary, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. In the event of a declaration of acceleration of the Notes because an Event of Default in Section 6.01(v) hereof has occurred and is continuing, such declaration of acceleration shall be automatically annulled if the holders of the Indebtedness described in Section 6.01(v) hereof have rescinded the declaration of acceleration in respect of such

Indebtedness within 15 Business Days thereof and if (i) the annulment of such acceleration would not conflict with any judgment or decree of a court of competent jurisdiction, (ii) all existing Events of Default, except non-payment of principal or interest which shall have become due solely because of the acceleration, have been cured or waived and (iii) the Company has delivered an Officers' Certificate to the Trustee to the effect of clauses (i) and (ii) above. In accordance with the provisions of Section 6.04, the Holders of a majority in principal amount of the then outstanding Notes by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.

     In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of Section 3.07 of this Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to January 15, 2000 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then the premium specified in Section 3.07 for optional redemptions shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

Section 6.03  Other Remedies

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04  Waiver of Past Defaults

     (1) Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this

Indenture (except a continuing Default or Event of Default in the payment of interest or premium or Liquidated Damages on, or the principal of, any Note held by a non-consenting Holder). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

     (2) The Trustee may, without the consent of any Holders of the Notes, waive any Event of Default that relates to untimely or incomplete reports or information if the legal rights of the Holders would not be materially adversely affected thereby and may waive any other defaults the effect of which would not materially adversely affect the rights of the Holders under this Indenture.

Section 6.05  Control by Majority

     The Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders, or that may involve the Trustee in personal liability.

Section 6.06  Limitation on Suits

     A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

          (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

          (2) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (5) during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07  Rights of Holders to Receive Payment

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or adversely affected without the consent of the Holder.

Section 6.08  Collection Suit by Trustee

     If an Event of Default specified in Section 6.01(i) or (ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09  Trustee May File Proofs of Claim

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10  Priorities

     If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

     First:  to the Trustee, its agents and attorneys for amounts due under
Section 7.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

     Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and interest, respectively;

     Third: without duplication, to Holders of Notes for any other Obligations owing to the Holders of Notes under the Notes or this Indenture; and

     Fourth: to the Company or to such party as a court of competent jurisdiction shall direct.

     The Trustee may fix a record date and payment date for any payment to Holders.

Section 6.11  Undertaking for Costs

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7
                                    TRUSTEE

Section 7.01  Duties of Trustee

     (1) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (2) Except during the continuance of an Event of Default:

          (a) The duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

          (b) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (3) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (a) This paragraph does not limit the effect of paragraph (2) of this Section.

          (b) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (c) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

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

     (4) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (1),
(2) and (3) of this Section.

     (5) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

     (6) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     (7) All indemnifications and releases from liability granted herein to the Trustee shall extend to the directors, officers, employees and agents of the Trustee and to the Paying Agent and Registrar.

Section 7.02  Rights of Trustee

     (1) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee may, in its discretion, make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

     (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (3) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

     (5) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

     (6) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

Section 7.03  Individual Rights of Trustee

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11. Subject to the provisions of Section 310(b) of the TIA, the Trustee shall be permitted to engage in transactions with the Company and its Subsidiaries other than those contemplated by this Indenture.

Section 7.04  Trustee's Disclaimer

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company or upon the Company's direction under any provision hereof. The Trustee shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05  Notice of Defaults

     The Trustee shall not be deemed to have notice of a Default or an Event of Default unless (i) the Trustee has received written notice thereof from the Company or any Holder or (ii) a Responsible Officer of the Trustee shall have actual knowledge thereof. Except as otherwise expressly provided herein, the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein, or of any of the documents executed in connection with the Notes, or as to the existence of a Default or Event of Default hereunder.

     Subject to Section 6.04(2), if a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it obtains knowledge of the existence of such Event of Default. Except in the case of a Default or Event of Default in payment of principal, premium or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.

Section 7.06  Reports by Trustee to Holders

     Within 60 days after each October 15 beginning with the October 15 following the date of this Indenture, the Trustee shall mail to Holders a brief report dated as of such reporting date that complies with TIA (S) 313(a) (but if no event described in TIA (S) 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA (S) 313(b). The Trustee shall also transmit by mail all reports as required by TIA (S) 313(c).

     Commencing at the time this Indenture is qualified under the TIA, a copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange on which the Notes are listed. The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07  Compensation and Indemnity

     The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     The Company shall indemnify the Trustee and its agents, employees, officers and directors against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

     The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its own negligence or bad faith.

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

     The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

     To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(viii) or (ix) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08  Replacement of Trustee

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

     The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

          (1) the Trustee fails to comply with Section 7.10;

          (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (3) a Custodian or public officer takes charge of the Trustee or its property; or

          (4) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

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

     If the Trustee after written request by any Holder who has been a Holder for at least six months fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09  Successor Trustee by Merger, etc.

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10  Eligibility; Disqualification

     There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by Federal or state authority and shall have (or in the case of a corporation included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

     This Indenture shall always have a Trustee who satisfies the requirements of TIA (S) 310(a)(1) and 310(a)(5). The Trustee is subject to TIA (S) 310(b).

Section 7.11  Preferential Collection of Claims Against the Company

     The Trustee is subject to TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.

                                   ARTICLE 8
                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01  Option to Effect Legal Defeasance or Covenant Defeasance

     The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, with respect to the Notes, elect to have either Section 8.02 or 8.03 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

Section 8.02.  Legal Defeasance and Discharge

     Upon the Company's exercise under Section 8.01 of the option applicable to this Section 8.02, the Company shall be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section
8.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Sections 2.03, 2.05, 2.06, 2.07, 2.10 and 4.02, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 with respect to the Notes.

Section 8.03  Covenant Defeasance

     Upon the Company's exercise under Section 8.01 of the option applicable to this Section 8.03, the Company shall be released from its obligations under the covenants contained in Sections 4.03, 4.04, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11,
4.12, 4.14 and 4.15 and Article Five with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(iii) or (iv), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 of the option applicable to this Section 8.03, Sections 6.01(iii) through 6.01(vii) shall not constitute Events of Default.

Section 8.04  Conditions to Legal or Covenant Defeasance

     The following shall be the conditions to the application of either Section
8.02 or Section 8.03 to the outstanding Notes:

          (1) the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this Article Eight applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (a) cash in U.S. Dollars in an amount, or (b) non-callable Government Securities which through the scheduled payment of principal and interest and Liquidated Damages, if any, in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in U.S. Dollars in an amount, or (c) a combination thereof, in such amounts, as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge the principal of, premium, if any, and interest and Liquidated Damages, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date of such principal or installment of principal, premium, if any, or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such non-callable Government Securities to said payments with respect to the Notes;

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

          (2) In the case of an election under Section 8.02, either (i) (A) the Notes will become due and payable at their stated maturity within one year after the date of such election pursuant to Section 8.02 or, within one year after the date of such election, the Notes will be redeemable at the option of the Company and will be redeemed by the Company pursuant to irrevocable instructions issued to the Trustee at the time of such election for the giving of a notice of redemption by the Trustee for such redemption and (B) the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably satisfactory to the Trustee to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax in the same amount, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred or (ii) the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably satisfactory to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance has not occurred;

          (3) In the case of an election under Section 8.03, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably satisfactory to the Trustee to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax in the same amount, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4) No Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit or, in so far as Section 6.01(viii) or (ix) is concerned, at any time in the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

          (5) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any of its

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

     Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (6) In the case of an election under either Section 8.02 or 8.03, the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by the Company pursuant to its election under
     Section 8.02 or 8.03 was not made by the Company with the intent of preferring the Holders over other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

          (7) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel in the United States, each stating that all conditions precedent provided for relating to either the Legal Defeasance under Section 8.02 or the Covenant Defeasance under Section 8.03 (as the case may be) have been complied with as contemplated by this
     Section 8.04.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions

     Subject to Section 8.06, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to
Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

     Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or Government Securities held by it as provided in Section
8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1)), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06  Repayment to the Company

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07  Reinstatement

     If the Trustee or Paying Agent is unable to apply any United States Dollars or Government Securities in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or
8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent and provided further that if such order or judgment is issued in connection with the insolvency, receivership or other similar occurrence with respect to the Trustee, upon the reinstatement of such obligations the Company shall be released from its obligations under Sections 4.03, 4.04, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.14 and 4.15 and Article 5.

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

                                   ARTICLE 9
                       AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01  Without Consent of Holders

          Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

          (a) to cure any ambiguity, defect or inconsistency;

          (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (c) to provide for the assumption of the Company's obligations to the Holders of the Notes in the case of a merger or consolidation pursuant to Article Five hereof;

          (d) to provide for additional Subsidiary Guarantors as set forth in
     Section 4.15;

          (e) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note; or

          (f) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

     Upon the request of the Company, accompanied by a resolution of its Board of Directors authorizing the execution of any such supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such supplemental indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02  With Consent of Holders

     The Company and the Trustee may amend or supplement this Indenture or the Notes with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender

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

offer or exchange offer for the Notes) and any existing Default (including, without limitation, an acceleration of the Notes) or compliance with any provision of this Indenture or the Notes may be waived with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

     Upon the request of the Company, accompanied by a resolution of its Board of Directors authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

     It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After a supplement, amendment or waiver under this Section becomes effective, the Company shall mail to the Holders of each Note affected thereby a notice briefly describing the supplement, amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture, amendment or waiver. Subject to Sections 6.04(1) and 6.07 hereof, the Holders of a majority in principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, a supplement, amendment or waiver under this Section may not (with respect to any Notes held by a non-consenting Holder):

          (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

          (2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to redemption of the Notes other than pursuant to Sections 4.06 and 4.07 hereof;

          (3) reduce the rate of or change the time for payment of interest, including default interest, or Liquidated Damages on any Note;

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

          (4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest or Liquidated Damages on any Note (except a recision of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

          (5) make any Note payable in money other than that stated in the Note;

          (6) make any change in Section 6.04(1) or 6.07 hereof or in this sentence of this Section 9.02 or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest or Liquidated Damages on the Notes;

          (7) waive a redemption payment with respect to any Note (other than a payment required by the provisions of Sections 4.06 or 4.07 hereof); or

          (8)  make any change in the foregoing amendment and waiver provisions.

Section 9.03  Compliance with Trust Indenture Act

     Every amendment to this Indenture or the Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

Section 9.04  Revocation and Effect of Consents

     Until a supplement, amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver or amendment becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

     The Company may fix a record date for determining which Holders must consent to such amendment or waiver. If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.05, or
(ii) such other date as the Company shall designate.

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

Section 9.05  Notation on or Exchange of Notes

     The Trustee may place an appropriate notation about a supplement, amendment or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the supplement, amendment or waiver.

     Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such supplement, amendment or waiver.

Section 9.06  Trustee to Sign Amendments, etc.

     The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive and, subject to Section 7.01, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it.

                                  ARTICLE 10
                             SUBSIDIARY GUARANTEES

Section 10.01  Subsidiary Guarantees

     Subject to the provisions of this Article 10, each Subsidiary Guarantor, jointly and severally, hereby unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that: (a) the principal of, and premium, if any, and interest on the Notes shall be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on overdue principal, and premium, if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or under the Notes (including fees, expenses or other) shall be promptly paid in full or performed, all in accordance with the terms hereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or failing performance of any other obligation of the Company to the Holders, for whatever reason, each Subsidiary Guarantor shall be obligated to pay, or to perform or to cause the performance of, the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under this Subsidiary Guarantee, and shall entitle the Trustee or the Holders of Notes to accelerate the obligations of each Subsidiary Guarantor hereunder in the same manner and to the same extent as the obligations of the Company. Each Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any thereof, the entry of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Subsidiary Guarantor hereby waives and relinquishes: (a) any right to require the Trustee, the Holders or the Company (each, a "Benefitted Party") to proceed against the Company, the Subsidiaries or any other Person or to proceed against or exhaust any security held by a Benefitted Party at any time or to pursue any other remedy in any secured party's power before proceeding against the Subsidiary Guarantors; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefitted Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons; (c) demand, protest and notice of any kind (except as expressly required by this Indenture), including but not limited to notice of the existence, creation or incurring of any new or additional Indebtedness or obligation or of any action or non-action on the part of the Subsidiary Guarantors, the Company, the Subsidiaries, any Benefitted Party, any creditor of the Subsidiary Guarantors, the Company or the Subsidiaries or on the part of any other Person whomsoever in connection with any obligations the performance of which are hereby guaranteed; (d) any defense based upon an election of remedies by a Benefitted Party, including but not limited to an election to proceed against the Subsidiary Guarantors for reimbursement; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any defense arising because of a Benefitted Party's election, in any proceeding instituted under the Bankruptcy Law, of the application of
Section 1111(b)(2) of the Bankruptcy Code; and (g) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code. The Subsidiary Guarantors hereby covenant that the Subsidiary Guarantees shall not be discharged except by payment in full of all principal, premium, if any, and interest on the Notes and all other costs provided for under this Indenture, or as provided in Section 8.01.

     If any Holder or the Trustee is required by any court or otherwise to return to either the Company or the Subsidiary Guarantors, or any trustee or similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by the Company or the Subsidiary Guarantors to the Trustee or such Holder, the Subsidiary Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each of the Subsidiary Guarantors agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purpose of the Subsidiary Guarantee.

Section 10.02  Execution and Delivery of Subsidiary Guarantees

     To evidence the Subsidiary Guarantees set forth in Section 10.01 hereof, each of the Subsidiary Guarantors agrees that a notation of the Subsidiary Guarantees substantially in the form included in Exhibit A-1 hereto shall be endorsed on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of the Subsidiary Guarantors by the Chairman of the Board, any Vice Chairman, the President or one of the Vice Presidents or Manager-Members, as applicable, of the Subsidiary Guarantors, under a facsimile of its seal reproduced on this Indenture and attested to by an Officer other than the Officer executing this Indenture.

     Each of the Subsidiary Guarantors agree that the Subsidiary Guarantees set forth in this Article 10 will remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of the Subsidiary Guarantees.

     If an Officer whose facsimile signature is on a Note no longer holds that office at the time the Trustee authenticates the Note on which the Subsidiary Guarantees are endorsed, the Subsidiary Guarantees shall be valid nevertheless.

     The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantees set forth in this Indenture on behalf of the Subsidiary Guarantors.

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

Section 10.03  Subsidiary Guarantors May Consolidate, etc., on Certain Terms

     (a) Nothing contained in this Indenture or in the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or shall prevent the transfer of all or substantially all of the assets of a Subsidiary Guarantor to the Company or another Subsidiary Guarantor. Upon any such consolidation, merger, transfer or sale, the Subsidiary Guarantee of such Subsidiary Guarantor shall no longer have any force or effect.

     (b) Each Subsidiary Guarantor shall not, in a single transaction or series of related transactions, consolidate or merge with or into (whether or not such Subsidiary Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity other than the Company or another Subsidiary Guarantor unless (i) subject to the provisions of Section 10.04 hereof, the entity or Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of such Subsidiary Guarantor under its Guarantee and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (ii) immediately after such transaction no Default or Event of Default exists; (iii) such Subsidiary Guarantor or the entity or Person formed by or surviving any such consolidation or merger (if other than Subsidiary Guarantor), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) shall have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of such Subsidiary Guarantor immediately preceding the transaction and (B) shall, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.10; and (iv) such Subsidiary Guarantor shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel addressed to the Trustee, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or disposition and such supplemental indenture, if any, comply with this Indenture and that such supplemental indenture is enforceable. In case of any such consolidation, merger or transfer of assets and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantees endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by such Guarantor, such successor corporation shall succeed to and be substituted for such Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary

Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

     (c) The Trustee, subject to the provisions of Section 10.04 hereof, shall be entitled to receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale or conveyance, and any such assumption of Obligations, comply with the provisions of this Section
10.03. Such Officers' Certificate and Opinion of Counsel shall comply with the provisions of Section 11.05.

Section 10.04  Releases Following Sale of Assets

     In the event of a sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all (or substantially all) of the Capital Stock of any Subsidiary Guarantor, which sale or other disposition otherwise complies with the terms of this Indenture, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all or substantially all of the Capital Stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) shall be released from and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds from such sale or other disposition are treated in accordance with the provisions of
Section 4.08 hereof. Upon delivery by the Company to the Trustee of an Officer's Certificate and Opinion of Counsel, to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.08 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any such Subsidiary Guarantor from its obligations under its Subsidiary Guarantee. Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Subsidiary Guarantor under this Indenture as provided in this Article 10.

Section 10.05  Limitation of Subsidiary Guarantor's Liability

     Each Subsidiary Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the guarantee by such Subsidiary

Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and such Subsidiary Guarantor hereby irrevocably agree that the obligations of such Subsidiary Guarantor under this Article 10 shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article 10, result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee of such Subsidiary Guarantor not constituting a fraudulent transfer or conveyance.

Section 10.06 Application of Certain Terms and Provisions to the Subsidiary Guarantors

     (a) For purposes of any provision of this Indenture which provides for the delivery by any Subsidiary Guarantor of an Officers' Certificate and/or an Opinion of Counsel, the definitions of such terms in Section 1.01 shall apply to such Subsidiary Guarantor as if references therein to the Company were references to such Subsidiary Guarantor.

     (b) Any request, direction, order or demand which by any provision of this Indenture is to be made by any Guarantor, shall be sufficient if evidenced as described in Section 12.02 as if references therein to the Company were references to such Subsidiary Guarantor.

     (c) Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes to or on any Subsidiary Guarantor may be given or served as described in
Section 11.02 as if references therein to the Company were references to such Subsidiary Guarantor.

     (d) Upon any demand, request or application by any Subsidiary Guarantor to the Trustee to take any action under this Indenture, such Subsidiary Guarantor shall furnish to the Trustee such certificates and opinions as are required in
Section 11.04 hereof as if all references therein to the Company were references to such Subsidiary Guarantor.

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

                                  ARTICLE 11
                                 MISCELLANEOUS

Section 11.01  Trust Indenture Act Controls

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA (S) 318(c), the duties imposed by TIA (S) 318(c) shall control.

Section 11.02  Notices

     Any notice or communication by the Company, any Subsidiary Guarantor or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first-class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

                       If to the Company or a Subsidiary Guarantor:

                            Imperial Credit Industries, Inc.
                            23550 Hawthorne Boulevard
                            Building 1, Suite 210
                            Torrance, CA  90505
                            Attention:  General Counsel
                            Telecopier No.: (310) 791-8230

                       If to the Trustee:

                            Chemical Trust Company of California
                            101 California Street
                            Suite 2725
                            San Francisco, CA  94111
                            Attention:  Corporate Trust Department
                            Telecopier No.:  (415) 693-8850

     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

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

     Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA (S) 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 11.03  Communication by Holders with Other Holders

     Holders may communicate pursuant to TIA (S) 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).

Section 11.04  Certificate and Opinion as to Conditions Precedent

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section 11.05  Statements Required in Certificate or Opinion

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA (S) 314(a)(4)) shall include:

          (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 11.06  Rules by Trustee and Agents

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.07  Legal Holidays

     A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 11.08  No Recourse Against Others

     No director, officer, manager, member, organizer, employee, incorporator or shareholder of the Company or any Subsidiary Guarantor, as such, shall have any liability for any Obligations of the Company or any Subsidiary Guarantor under the Notes, this Indenture or any Subsidiary Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Notes.

Section 11.09  Duplicate Originals

     The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

Section 11.10  Governing Law

     The internal law of the State of New York shall govern and be used to construe this Indenture and the Notes (without regard to conflicts of law provisions). Each party hereto irrevocably submits itself to the non-exclusive jurisdiction of the state and federal courts of New York for purposes of this Indenture and agrees and consents that service of process may be made upon it in any legal proceeding relating to this Indenture by any means allowed under federal or New York law. The parties hereto hereby waive and agree not to assert, by way of motion, as a defense or otherwise, that any such proceeding is brought in an inconvenient forum or that the venue thereof is improper.

Section 11.11  No Adverse Interpretation of Other Agreements

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.12  Successors

     All agreements of the Company in this Indenture, and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

Section 11.13  Severability

     In case any provision in this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.14  Counterpart Originals

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.15  Table of Contents, Headings, etc.

     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                                  SIGNATURES

                                     IMPERIAL CREDIT INDUSTRIES, INC.


                                     By: /s/ H. Wayne Snavely
                                        -----------------------------
                                     Name: H. Wayne Snavely
                                     Title: Chairman

                                     Dated as of January 23, 1997
                                     Attest: /s/ Irv Gubman
                                            -------------------------

                                     IMPERIAL BUSINESS CREDIT, INC.


                                     By: /s/ H. Wayne Snavely
                                        -----------------------------
                                     Name: H. Wayne Snavely
                                     Title: Chairman

                                     Dated as of January 23, 1997
                                     Attest: /s/ Irv Gubman
                                            -------------------------

                                     IMPERIAL CREDIT ADVISORS, INC.

                                     By: /s/ H. Wayne Snavely
                                        -----------------------------
                                     Name: H. Wayne Snavely
                                     Title: Chairman


                                     Dated as of January 23, 1997
                                     Attest: /s/ Irv Gubman
                                            -------------------------

                                     FRANCHISE MORTGAGE ACCEPTANCE CO. LLC


                                     By: /s/ H. Wayne Snavely
                                        -----------------------------
                                     Name: H. Wayne Snavely
                                     Title: Chairman

                                     Dated as of January 23, 1997
                                     Attest: /s/ Irv Gubman
                                            -------------------------

                                     CHEMICAL TRUST COMPANY OF
                                     CALIFORNIA, as Trustee


                                     By: /s/ Hans H. Helley
                                        -----------------------------
                                     Name: Hans H. Helley
                                     Title: Assistant Vice President

                                     Dated as of: January 23, 1997
                                     Attest: Cecelia ???????
                                            -------------------------

                                  Exhibit A-1
                               (Face of Security)

              9-7/8% [Series A] [Series B] Senior Notes due 2007


No.                                                                 $__________

     IMPERIAL CREDIT INDUSTRIES, INC.

     promises to pay to _______________________________________

     or registered assigns, the principal sum of ___________________

     Dollars on January 15, 2007.

     Interest Payment Dates: January 15 and July 15, commencing July 15, 1997

     Record Dates: January 1 and July 1 (whether or not a Business Day)



                                               IMPERIAL CREDIT INDUSTRIES, INC.


                                               By:
                                                  Name:
                                                  Title:

                                               By:
                                                  Name:
                                                  Title:


TRUSTEE CERTIFICATE OF AUTHENTICATION

Dated: _________________

This is one of the Notes
referred to in the within-mentioned
Indenture

CHEMICAL TRUST COMPANY OF CALIFORNIA,
as Trustee



By:
     (Authorized Signature)

                                     A1-1

                            (Back of Security)

              9-7/8% [Series A] [Series B] Senior Notes due 2007

     [Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]/1/

     THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

----------------
1.  This paragraph should be included only if the Note is issued in global form.

                                     A1-2

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. Interest. Imperial Credit Industries, Inc., a California corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate and in the manner specified below and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. Interest on the Notes will accrue at the rate of 9-7/8% per annum and will be payable semi-annually in arrears on January 15 and July 15, commencing on July 15, 1997, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"), to Holders of record on the immediately preceding January 1 and July 1, respectively.

     Interest will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the date of original issuance of the Notes. To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the applicable interest rate on the Notes; it shall pay interest on overdue installments of interest (without regard to applicable grace periods) at the same rate, to the extent lawful, (i) if payment is made during the period of five Business Days following the date on which such interest was due, to the Persons who were to receive payment on the date such interest was due or (ii) if payment is made after such period, to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date.

     2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the record date next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date. Principal, premium, if any, interest and Liquidated Damages, if any, on the Notes will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York, or at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided that all payments with respect to Notes the Holders of which have given wire transfer instructions to the Company and the Trustee will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.

     3. Paying Agent and Registrar. Initially the Trustee under the Indenture will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

     4. Indenture. The Company issued the Notes under an Indenture dated as of January 23, 1997 ("Indenture") among the Company, the Subsidiary Guarantors and

                                     A1-3
the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code (S)(S) 77aaa-77bbbb) as in effect on the date of the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Notes. Terms not otherwise defined herein shall have the meanings assigned in the Indenture. The Notes are general unsecured obligations of the Company limited to $200,000,000 in aggregate principal amount.

     5.  Optional Redemption.

     The Notes are not redeemable at the Company's option prior to January 15, 2002. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on January 15 of the years indicated below:

Year                                    Percentage
----                                    ----------
2002.................................     104.938%
2003.................................     103.292%
2004.................................     101.645%
2005 and thereafter..................     100.000%

     Notwithstanding the foregoing, during the first three years after the Issue Date, the Company may redeem up to an aggregate of 35% of the aggregate principal amount of Notes originally issued in the Offering at a redemption price of 109.875% of the principal amount thereof, in each case plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, with the net proceeds of an Equity Offering; provided however, that at least 65% of the aggregate principal amount of Notes initially issued remains outstanding immediately after the occurrence of such redemption.

     6.  Mandatory Redemption.

     The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

     7.  Repurchase at Option of Holder.

     (a) If there is a Change of Control, the Company shall be required to offer to purchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase. Holders of Notes that are subject to an offer to purchase will receive an offer to purchase from the Company prior to any related purchase date, and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

                                     A1-4

     (b) If the Company consummates any Asset Sale, the Company will be required, under certain circumstances, to apply the Excess Proceeds thereof to an offer to all Holders of Notes to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture. Holders of Notes that are subject to an offer to purchase will receive an offer to purchase from the Company prior to any related purchase date, and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

     8. Denominations, Transfer, Exchange. The Notes are in face denominations of $1,000 and integral multiples of $1,000. The Notes may be transferred and exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption. Also, it need not (i) register the transfer of or exchange any Notes during any period (a) beginning at the opening of business on a Business Day 15 days before the day of any selection of Notes for redemption and ending at the close of business on the day of selection or (b) beginning at the opening of business on a Business Day 15 days before an interest payment date and ending on the close of business on such interest payment date or (ii) register the transfer or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

     9. Persons Deemed Owners. Prior to due presentment to the Trustee for registration of the transfer of this Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name this Note is registered as its absolute owner for the purpose of receiving payment of principal of and interest on this Note and for all other purposes whatsoever, whether or not this
Note is overdue, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary. The registered holder of a Note shall be treated as its owner for all purposes.

     10. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing Default (except a Default or Event of Default relating to the payment of principal, premium or interest) or compliance with any provision of the Indenture or the Notes may be waived with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes. Without the consent of any Holder, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to provide for additional Subsidiary Guarantors, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not materially adversely affect the legal rights of any such Holder under the Indenture, or to comply with the requirements of the Securities and Exchange Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

                                     A1-5

     11. Defaults and Remedies. Events of Default include: (i) a default for 30 days in the payment when due of interest on any Note; (ii) a default in payment when due of the principal of or premium, if any, on any Note; (iii) failure by the Company for 30 days to comply with any of Sections 4.06, 4.07,
4.08 or 4.09 of the Indenture; (iv) failure by the Company for 60 days after notice to comply with any of its other agreements in the Indenture or the Notes;
(v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of any grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5,000,000 or more; (vi) failure by the Company or any of its Significant Subsidiaries to pay final judgments aggregating in excess of $5,000,000, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) except as permitted by the Indenture or if, at the time thereof, any Subsidiary Guarantee of a Subsidiary Guarantor that is a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor that is a Significant Subsidiary, or any Person acting on behalf of any such Subsidiary Guarantor, shall deny or disaffirm, in writing, its obligation under its Subsidiary Guarantee; or (viii) certain events of bankruptcy or insolvency with respect to the Company or any Restricted Subsidiary. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company or any Restricted Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium or interest) if it determines that withholding notice is in their interest. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

     12. Trustee Dealings with the Company. Subject to the provisions of the Indenture, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Subject to the provisions of Section 310(b) of the Trust Indenture Act, the Trustee shall be permitted to engage in transactions with the Company and its Subsidiaries other than those contemplated by the Indenture.

                                     A1-6

     13. No Recourse Against Others. No director, officer, employee, incorporator, organizer, manager, member or shareholder of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, the Indenture or any Subsidiary Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes, by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     14. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     15. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     16. Additional Rights of Holders of Transfer Restricted Securities. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transferred Restricted Securities shall have all the rights set forth in the Registration Rights Agreement dated as of the date of the Indenture, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

     17. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

         Imperial Credit Industries, Inc.
         23550 Hawthorne Boulevard
         Building 1, Suite 210
         Torrance, CA  90505
         Attention:  General Counsel
         Telecopier No.: (310) 791-8230

                                     A1-7

                              SUBSIDIARY GUARANTEE

          The Subsidiary Guarantors listed below (hereinafter referred to as the "Subsidiary Guarantors," which term includes any successors or assigns under the Indenture (the "Indenture") and any additional Subsidiary Guarantors), have irrevocably and unconditionally guaranteed (i) the due and punctual payment of the principal of, premium, if any, and interest on the 9-7/8% Senior Notes due January 15, 2007 (the "Notes") of Imperial Credit Industries, Inc., a California corporation (the "Company"), whether at stated maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, and premium if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes, and the due and punctual performance of all other obligations of the Company, to the Holders or the Trustee all in accordance with the terms set forth in Article 10 of the Indenture, (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise, and (iii) the payment of any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Subsidiary Guarantee.

          The obligations of each Subsidiary Guarantor to the Holder and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to such Indenture for the precise terms of this Guarantee.

          No shareholder, officer, director, manager, member, organizer or incorporator, as such, past, present or future of each Subsidiary Guarantor shall have any liability under this Subsidiary Guarantee by reason of his or its status as such shareholder, officer, director, member, manager, organizer or incorporator.

          This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each Subsidiary Guarantor and its successors and assigns until full and final payment of all of the Company's obligations under the Notes and Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and not of collectibility.

          This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

          The Obligations of each Subsidiary Guarantor under its Subsidiary Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

          THE TERMS OF ARTICLE 10 OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

                                     A1-8

          Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

                                       IMPERIAL BUSINESS CREDIT, INC.


                                       By:________________________
                                       Name:
                                       Title:

                                       Dated as of _______________, 1997
                                       Attest:____________________

                                       IMPERIAL CREDIT ADVISORS, INC.


                                       By:________________________
                                       Name:
                                       Title:

                                       Dated as of _______________, 1997
                                       Attest:____________________

                                       FRANCHISE MORTGAGE ACCEPTANCE CO. LLC


                                       By:________________________
                                       Name:
                                       Title:

                                       Dated as of _______________, 1997
                                       Attest:____________________

                                     A1-9

                                Assignment Form


To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


_______________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint ______________________________________________________
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.



Date: ____________________

                                        Your Signature: _______________________
                                        (Sign exactly as your name appears on
                                        the face of this Note)

Signature Guarantee.**




---------------
** Signature(s) must be guaranteed by an eligible guarantor institution (banks, stock brokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Securities and Exchange Commission Rule 17 Ad-15.

                                     A1-10

                       Option of Holder to Elect Purchase

   If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 4.06 or 4.07 of the Indenture, check the box below:

   [_] Section 4.06    [_] Section 4.07

   If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.06 or 4.07 of the Indenture, state the amount you elect to have purchased (if all, write "ALL"): $___________


Date: _________________________        Your Signature: ________________________
                                       (Sign exactly as your name appears on
                                       the face of this Note)

                                       Tax Identification No.: ________________


Signature Guarantee.*




--------------------
* Signature(s) must be guaranteed by an eligible guarantor institution (banks, stock brokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Securities and Exchange Commission Rule 17 Ad-15.

                                     A1-11

                SCHEDULE OF EXCHANGES FOR CERTIFICATED NOTES/2/


   The following exchanges of a part of this Global Note for Certificated Notes have been made:

                                                                           Principal Amount of this       Signature of
                      Amount of decrease in      Amount of increase in     Global Note following          authorized officer of
                      Principal Amount of        Principal Amount of       such decrease (or              Trustee or Note
Date of Exchange      this Global Note           this Global Note          increase)                      Custodian
--------------------------------------------------------------------------------------------------------------------------------



-----------------
2.  To be included only if the Note is issued in global form.

                                     A1-12

                                  Exhibit A-2
                (Face of Regulation S Temporary Global Security)

                     9-7/8% Series A Senior Notes due 2007


No.                                                                  $__________

  IMPERIAL CREDIT INDUSTRIES, INC.

  promises to pay to _______________________________________

  or registered assigns, the principal sum of ___________________

  Dollars on January 15, 2007.

  Interest Payment Dates: January 15 and July 15, commencing July 15, 1997

  Record Dates: January 1 and July 1 (whether or not a Business Day)



                                           IMPERIAL CREDIT INDUSTRIES, INC.


                                           By:
                                               ----------------------------
                                               Name:
                                               Title:

                                           By:
                                               ----------------------------
                                               Name:
                                               Title:


TRUSTEE CERTIFICATE OF AUTHENTICATION

Dated: _________________

This is one of the Notes
referred to in the within-mentioned
Indenture

CHEMICAL TRUST COMPANY OF CALIFORNIA,
as Trustee



By: ___________________________________
    (Authorized Signature)

                                     A2-1

                              (Back of Security)

                     9-7/8% Series A Senior Notes due 2007

  Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

  THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

  THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

  NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST THEREON.

                                     A2-2

     Subject to the provisions hereof, Imperial Credit Industries, Inc., a California corporation (the "Company"), promises to pay to ______ the principal sum of ______________ UNITED STATES DOLLARS (U.S. $_________) on January 15, 2007, and to pay interest on the principal amount of this Note at the rate of 9-7/8% per annum. Interest on the Notes will be payable semi-annually in arrears on January 15 and July 15, commencing on July 15, 1997, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the date of original issuance of this Note.

     This Regulation S Temporary Global Note is issued in respect of an issue of 9-7/8% Senior Notes due 2007 (the "Notes") of the Company, limited to the aggregate principal amount of U.S. $200,000,000 issued pursuant to an Indenture (the "Indenture") dated as of January 23, 1997, among the Company and Chemical Trust Company of California, as trustee (the "Trustee"), and is governed by the terms and conditions of the Indenture, which terms and conditions are incorporated herein by reference and, except as otherwise provided herein, shall be binding on the Company and the Holder hereof as if fully set forth herein. Unless the context otherwise requires, the terms used herein shall have the meanings specified in the Indenture.

     Until this Regulation S Temporary Global Note is exchanged for Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.

     This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Regulation S Permanent Global Notes or Rule 144A Global Notes only (i) on or after the termination of the 40-day restricted period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of all interest in this Regulation S Temporary Global Note for one or more Regulation S Permanent Global Notes or Rule 144A Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.

     This Regulation S Temporary Global Note shall not become valid or obligatory until the certificate of authentication hereon shall have been duly manually signed by the Trustee in accordance with the Indenture. This Regulation S Temporary Global Note shall be governed by and construed in accordance with the laws of the State of the New York. All references to "$," "Dollars," "dollars" or "U.S. $" are to such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts therein.

                                     A2-3

                     SCHEDULE OF EXCHANGES FOR GLOBAL NOTES

          The following exchanges of a part of this Regulation S Temporary Global Note for other Global Notes have been made:

                                                                           Principal Amount of this       Signature of
                      Amount of decrease in      Amount of increase in     Global Note following          authorized officer of
                      Principal Amount of        Principal Amount of       such decrease (or              Trustee or Note
Date of Exchange      this Global Note           this Global Note          increase)                      Custodian
--------------------------------------------------------------------------------------------------------------------------------


                                     A2-4

                                  Exhibit B-1

          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
             FROM RULE 144A GLOBAL NOTE TO REGULATION S GLOBAL NOTE
               (Pursuant to Section 2.06(a)(i) of the Indenture)


Chemical Trust Company of California
101 California Street
Suite 2725
San Francisco, CA  94111
Attention:  Corporate Trust Department

   Re:  9-7/8% Senior Notes due 2007 of Imperial Credit Industries, Inc.

   Reference is hereby made to the Indenture, dated as of January 23, 1997 (the "Indenture"), among Imperial Credit Industries, Inc., as issuer (the "Company"), the Subsidiary Guarantors and Chemical Trust Company of California, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

   This letter relates to $_______ principal amount of Notes which are evidenced by one or more Rule 144A Global Notes (CUSIP No. 452729AB2) and held with the Depositary in the name of ____________________________ (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Notes to a Person who will take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more Regulation S Global Notes (CUSIP No. U45021AA7), which amount, immediately after such transfer, is to be held with the Depositary.

   In connection with such request and in respect of such Notes, the Transferor hereby certifies that such transfer has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with Rule 903 or Rule 904 under the United States Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor hereby further certifies that:

(1)  The offer of the Notes was not made to a person in the United States;

(2)  either:

     (a) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States; or

     (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

(3) no directed selling efforts have been made in contravention of the requirements of Rule 904(b) of Regulation S;

(4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                                     B1-1

(5) upon completion of the transaction, the beneficial interest being transferred as described above is to be held with the Depositary.

    Upon giving effect to this request to exchange a beneficial interest in a Rule 144A Global Note for a beneficial interest in a Regulation S Global Note, the resulting beneficial interest shall be subject to the restrictions on transfer applicable to Regulation S Global Notes pursuant to the Indenture and the Securities Act and, if such transfer occurs prior to the end of the 40-day restricted period associated with the initial offering of Notes, the additional restrictions applicable to transfers of interest in the Regulation S Temporary Global Note.

    This certificate and the statements contained herein are made for your benefit and the benefit of the Company and Lehman Brothers Inc., Montgomery Securities and Dabney/Resnick/Imperial, LLC, the initial purchasers of such Notes being transferred. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                                      __________________________
                                      [Insert Name of Transferor]


                                      By: ______________________
                                      Name:
                                      Title:

Dated:  ____________________, ____

cc:  Imperial Credit Industries, Inc.

                                     B1-2

                                  Exhibit B-2

          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
             FROM REGULATION S GLOBAL NOTE TO RULE 144A GLOBAL NOTE
               (Pursuant to Section 2.06(a)(ii) of the Indenture)


Chemical Trust Company of California
101 California Street
Suite 2725
San Francisco, CA  94111
Attention:  Corporate Trust Department

     Re:  9-7/8% Senior Notes due 2007 of Imperial Credit Industries, Inc.

     Reference is hereby made to the Indenture, dated as of January 23, 1997 (the "Indenture"), among Imperial Credit Industries, Inc., as issuer (the "Company"), the Subsidiary Guarantors and Chemical Trust Company of California, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     This letter relates to $_______ principal amount of Notes which are evidenced by one or more Regulation S Global Notes (CUSIP No. U45021AA7) and held with the Depositary in the name of ____________________________ (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Notes to a Person who will take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more Rule 144A Global Notes (CUSIP No. 452729AB2), to be held with the Depositary.

     In connection with such request and in respect of such Notes, the Transferor hereby certifies that:

                                  [CHECK ONE]

[_] such transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A;

                                       or

[_] such transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

[_] such transfer is being effected pursuant to an effective registration statement under the Securities Act;

                                     B2-1
                                      or

[_] such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Notes are being transferred in compliance with the transfer restrictions applicable to the Global Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

and such Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

     Upon giving effect to this request to exchange a beneficial interest in Regulation S Global Notes for a beneficial interest in Rule 144A Global Notes, the resulting beneficial interest shall be subject to the restrictions on transfer applicable to Rule 144A Global Notes pursuant to the Indenture and the Securities Act.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company and Lehman Brothers Inc., Montgomery Securities and Dabney/Resnick/Imperial, LLC, the initial purchasers of such Notes being transferred. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                                       ___________________________
                                       [Insert Name of Transferor]


                                       By:
                                           -----------------------
                                       Name:
                                       Title:
Dated:  _____________, _____

cc:  Imperial Credit Industries, Inc.

                                     B2-2

                                  Exhibit B-3

          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
                             OF CERTIFICATED NOTES
                 (Pursuant to Section 2.06(b) of the Indenture)


Chemical Trust Company of California
101 California Street
Suite 2725
San Francisco, CA  94111
Attention:  Corporate Trust Department

       Re:  9-7/8% Senior Notes due 2007 of Imperial Credit Industries, Inc.

     Reference is hereby made to the Indenture, dated as of January 23, 1997 (the "Indenture"), among Imperial Credit Industries, Inc., as issuer (the "Company"), the Subsidiary Guarantors and Chemical Trust Company of California, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     In connection with such request and in respect of the Notes surrendered to the Trustee herewith for exchange (the "Surrendered Notes"), the Holder of such Surrendered Notes hereby certifies that:

                                  [CHECK ONE]

[_] the Surrendered Notes are being acquired for the Transferor's own account, without transfer;

                                       or

[_]  the Surrendered Notes are being transferred to the Company;

                                       or

[_] the Surrendered Notes are being transferred pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Surrendered Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Surrendered Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A;

                                       or

[_] the Surrendered Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act;

                                       or

                                     B3-1

[_] the Surrendered Notes are being transferred pursuant to an effective registration statement under the Securities Act;

                                       or

[_] such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Notes are being transferred in compliance with the transfer restrictions applicable to the Global Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

and the Surrendered Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company and Lehman Brothers Inc., Montgomery Securities and Dabney/Resnick/Imperial, LLC, the initial purchasers of such Notes being transferred. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                                       ___________________________
                                       [Insert Name of Transferor]


                                       By:
                                           -----------------------
                                       Name:
                                       Title:
Dated:  _____________, _____

cc:  Imperial Credit Industries, Inc.

                                     B3-2

                                  Exhibit B-4

          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
        FROM RULE 144A GLOBAL NOTE OR REGULATION S PERMANENT GLOBAL NOTE
                              TO CERTIFICATED NOTE
                 (Pursuant to Section 2.06(c) of the Indenture)


Chemical Trust Company of California
101 California Street
Suite 2725
San Francisco, CA  94111
Attention:  Corporate Trust Department

       Re:  9-7/8% Senior Notes due 2007 of Imperial Credit Industries, Inc.

     Reference is hereby made to the Indenture, dated as of January 23, 1997 (the "Indenture"), among Imperial Credit Industries, Inc., as issuer (the "Company"), the Subsidiary Guarantors and Chemical Trust Company of California, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     This letter relates to $_______ principal amount of Notes which are evidenced by one or more [Rule 144A Global Notes (CUSIP No. 452729AB2)] [Regulation S Permanent Global Note (CUSIP No. U45021AA7)] and held with the Depositary in the name of ____________________________ (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Notes to a Person who will take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more Certificated Notes (CUSIP No. 452729AC0), which Notes, immediately after such transfer, are to be delivered to the transferor at the address set forth below.

     In connection with such request and in respect of the Notes surrendered to the Trustee herewith for exchange (the "Surrendered Notes"), the Holder of such Surrendered Notes hereby certifies that:

                                  [CHECK ONE]


[_] the Surrendered Notes are being transferred to the beneficial owner of such Notes;

                                       or

[_] the Surrendered Notes are being transferred pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Surrendered Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Surrendered Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A;

                                       or

                                     B4-1

[_] the Surrendered Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act;

                                       or

[_] the Surrendered Notes are being transferred pursuant to an effective registration statement under the Securities Act;

                                       or

[_] such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Notes are being transferred in compliance with the transfer restrictions applicable to the Global Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

and the Surrendered Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company and Lehman Brothers Inc., Montgomery Securities and Dabney/Resnick/Imperial LLC, the initial purchasers of such Notes being transferred. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                                       ___________________________
                                       [Insert Name of Transferor]


                                       By:
                                           -----------------------
                                       Name:
                                       Title:

Dated:  _____________, _____

                                       ___________________________
                                       [Address of Transferor]

                                       ___________________________


cc:  Imperial Credit Industries, Inc.

                                     B4-2

                                  Exhibit B-5

          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
               FROM CERTIFICATED NOTE TO RULE 144A GLOBAL NOTE OR
                       REGULATION S PERMANENT GLOBAL NOTE
                 (Pursuant to Section 2.06(e) of the Indenture)


Chemical Trust Company of California
101 California Street
Suite 2725
San Francisco, CA  94111
Attention:  Corporate Trust Department

     Re:  9-7/8% Senior Notes due 2007 of Imperial Credit Industries, Inc.

     Reference is hereby made to the Indenture, dated as of January 23, 1997 (the "Indenture"), among Imperial Credit Industries, Inc., as issuer (the "Company"), the Subsidiary Guarantors and Chemical Trust Company of California, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     In connection with such request and in respect of the Notes surrendered to the Trustee herewith for exchange (the "Surrendered Notes"), the Holder of such Surrendered Notes hereby certifies that:

                                  [CHECK ONE]


[_] the Surrendered Notes are being transferred to the beneficial owner of such Notes;

                                       or

[_] the Surrendered Notes are being transferred pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Surrendered Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Surrendered Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A;

                                       or

[_] the Surrendered Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act;

                                       or

[_] the Surrendered Notes are being transferred in a transaction permitted by Rule 904 under the Securities Act;

                                     B5-1
                                      or

[_] the Surrendered Notes are being transferred pursuant to an effective registration statement under the Securities Act;

                                       or

[_] such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Notes are being transferred in compliance with the transfer restrictions applicable to the Global Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

and the Surrendered Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company and Lehman Brothers Inc., Montgomery Securities and Dabney/Resnick/Imperial, LLC, the initial purchasers of such Notes being transferred. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Rule 144 or Regulation S under the Securities Act.

                                       ___________________________
                                       [Insert Name of Transferor]


                                       By:
                                           -----------------------
                                       Name:
                                       Title:

Dated:  _____________, _____

cc:  Imperial Credit Industries, Inc.

                                     B5-2